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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-157441

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Fixed Rate Cumulative Perpetual Preferred Stock, Series A Liquidation Preference Amount $1,000 Per Share	57,000	$1,000	$57,000,000	$6,532.20

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, the filing fee of $19,650 previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (No. 333-157441) initially filed by the registrant on February 20, 2009 is being carried forward for application in connection with this offering. No additional fee has been paid with respect to this offering

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 16, 2009)

57,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A
Liquidation Preference Amount $1,000 Per Share

         This prospectus supplement relates to the offer and sale of 57,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share (the "Preferred Shares"), liquidation preference amount $1,000 per share, by the United States Department of the Treasury ("Treasury"). We issued the Preferred Shares to Treasury on January 16, 2009 as part of Treasury's Troubled Asset Relief Capital Purchase Program (the "CPP") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

         We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury.

         Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption.

         The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

         The public offering price and the allocation of the Preferred Shares in this offering will be determined by an auction process. During the auction period, potential bidders will be able to place bids to purchase Preferred Shares at any price (such bid price to be in increments of $0.01). However, the minimum size for any bid will be one Preferred Share. We intend to submit one or more bids to purchase the Preferred Shares in the auction and have received approval of the Federal Reserve to do so. Our bids may be for some or all of the Preferred Shares and may be made at a price or prices per share that is less than the liquidation preference per share. If Treasury decides to sell any of the offered Preferred Shares, the public offering price of such Preferred Shares will equal the clearing price set in the auction plus accrued dividends thereon. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury elects to sell. In certain cases, the bids of bidders may be pro-rated. Even if bids are received for all of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares, regardless of the clearing price set in the auction process. The method for submitting bids and a more detailed description of this auction process are described in "Auction Process" beginning on page S-31 of this prospectus supplement.

         Investing in the Preferred Shares involves risks. You should read the "Risk Factors" section beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2011 before making a decision to invest in the Preferred Shares.

	Per Share	Total
Public offering price(1)	$931.1100	$53,073,270.00
Underwriting discounts and commissions to be paid by Treasury(2)	$13.9667	$796,101.90
Proceeds to Treasury(1)	$917.1433	$52,277,168.10

(1)
Plus accrued dividends from and including February 15, 2012.

(2)
Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

         None of the Securities and Exchange Commission (the "SEC"), the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System (the "Federal Reserve"), any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         The Preferred Shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

         The underwriters expect to deliver the Preferred Shares in book-entry form through the facilities of The Depository Trust Company and its participants against payment on or about April 3, 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Sandler O'Neill + Partners, L.P.

Co-Managers

Drexel Hamilton	SL Hare Capital	TBC Securities

The date of this prospectus supplement is March 28, 2012.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" before you make a decision to invest in the Preferred Shares. In particular, you should review the information under the heading "Risk Factors" set forth on page S-9 of this prospectus supplement, and the information under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor Treasury nor the underwriters are making an offer to sell the Preferred Shares in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted. We have not authorized any person to provide you with different or additional information. If any person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

        In this prospectus supplement, we frequently use the terms "we," "our" and "us" to refer to MainSource Financial Group, Inc. (the "Company") and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Except for historical information contained herein, the discussion in this prospectus supplement and the accompanying prospectus (including any information we incorporate by reference in this prospectus supplement and the accompanying prospectus) includes certain forward-looking statements based upon management expectations. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The Company disclaims any intent or obligation to update such forward looking statements. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the cost of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; changes in the quality or composition of the Company's loan and investment portfolios; the Company's ability to integrate acquisitions, the impact of our continuing acquisition strategy, and other factors, including the "Risk Factors" set forth on page S-9 of this prospectus supplement, and the information under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein, and in other reports we file from time to time with the Securities and Exchange Commission. The Company intends the forward looking statements set forth herein to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.mainsourcefinancial.com. However,

S-ii

the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attention: Shareholder Relations, telephone (812) 663-6734.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information "furnished" rather than "filed" and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

  •
  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  the Company's Current Reports on Form 8-K filed February 27, 2012 and March 26, 2012; and

  •
  the Company's Definitive Proxy Statement related to its 2012 annual meeting of shareholders, as filed with the SEC on March 23, 2012.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to: MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attention: Shareholder Relations, telephone (812) 663-6734.

S-iii

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision to purchase the Preferred Shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the Preferred Shares. You should carefully consider the sections entitled "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the Preferred Shares is appropriate for you.

 The Company

        MainSource Financial Group, Inc. is an Indiana corporation and bank holding company, within the meaning of the Bank Holding Company Act of 1956, as amended, that has elected to become a financial holding company. The Company is based in Greensburg, Indiana. As of December 31, 2011, the Company operated one banking subsidiary: MainSource Bank, an Indiana state chartered bank. Through its non-bank affiliates, the Company provides services incidental to the business of banking. Since its formation in 1982, the Company has acquired and established various institutions and financial services companies and may acquire additional financial institutions and financial services companies in the future. As of December 31, 2011, the Company operated 80 branch banking offices in Indiana, Illinois, Ohio and Kentucky. As of December 31, 2011, the Company had consolidated assets of $2,754 million, consolidated deposits of $2,160 million and shareholders' equity of $337 million. Through MainSource Bank, the Company offers a broad range of financial services, including: accepting time and transaction deposits; making consumer, commercial, agribusiness and real estate mortgage loans; renting safe deposit facilities; providing personal and corporate trust services; and providing other corporate services such as letters of credit and repurchase agreements.

Recent Developments

        The FDIC and the Indiana Department of Financial Institutions ("Indiana DFI") have notified MainSource Bank (the "Bank") that, effective March 16, 2012, it is no longer subject to the informal agreement entered into on April 22, 2010. We have also received approval from the FDIC and the Indiana DFI for a dividend of up to $50 million from the Bank to MainSource Financial Group, Inc. (the "Company") for purposes of bidding on the Preferred Shares of the Company to be sold in this auction. We intend to submit one or more bids to purchase the Preferred Shares in the auction and have received approval of the Federal Reserve to do so. Our bids may be for some or all of the Preferred Shares and may be made at a price or prices per share that is less than the liquidation preference per share. If we are not the successful bidder for all of the Preferred Shares in the auction, we intend to redeem the Preferred Shares in such amounts and at such times as we deem prudent, and in any event we intend to redeem the Preferred Shares in full no later than the first quarter of 2014.

        The informal agreement was not a "written agreement" for purposes of Section 8 of the Federal Deposit Insurance Act. Among its terms, the agreement documented an understanding among the Bank, the FDIC and the Indiana DFI that required the Bank to maintain its Tier 1 leverage ratio at a minimum of 8% and its total risk based capital ratio at a minimum of 11%. The agreement also required the Bank to obtain the approval of the FDIC and Indiana DFI prior to paying a cash dividend from the Bank to Company.

        Like all banks, the Bank remains subject to legal and regulatory limitations on the amount of dividends the Bank can pay to the Company. These regulations applicable to the Bank limit the amount of dividends that may be paid without prior approval of the FDIC and the Indiana DFI. Pursuant to the regulations, the amount of dividends that may be paid in any calendar year from the

Bank to the Company is limited to the current year's net profits, combined with the retained net profits of the preceding two years, subject to applicable capital requirements. As a result of the goodwill impairment charges taken in 2009, which resulted in a significant negative net profit for that year, the Bank was not able to pay any dividends without prior approval during 2010 and 2011. Although the Bank remains subject to the legal and regulatory limitations, the 2009 goodwill impairment charges no longer factor into the calculation of the amount of dividends the Bank may pay the Company, and the Bank may pay dividends to the Company without prior regulatory approval up to the current year's net profits, combined with the retained net profits of the preceding two years, subject to applicable capital requirements. The Bank is currently able to pay dividends to the Company in the amount of $46 million without seeking prior regulatory approval.

        Similarly, the amount of dividends the Company can pay to its shareholders is subject to various legal and regulatory limitations. As a participant in the U.S. Treasury's Capital Purchase Program, the Company was prohibited from increasing cash dividends on its common stock above $0.145 per share per quarter without prior government approval for a period of three years from the date of participation, which was January 16, 2009, unless the Preferred Shares were no longer held by Treasury. As of January 16, 2012, the third anniversary of Treasury's purchase of the Preferred Shares, this limitation lapsed. Additionally, the terms of the Preferred Shares prohibit the Company's payment of dividends on its common stock unless and until all accrued and unpaid dividends for all past dividend periods owed to the Treasury on the Preferred Shares are fully paid. At all times, the Company has paid all dividends on the Preferred Shares when due.

        The Company currently pays a quarterly dividend of $.01 per share on its common stock. As the Company has previously stated, it is expected that the Company will continue to pay its reduced dividend for the foreseeable future, until the Company determines that its results of operations, its capital levels and other external factors beyond management's control make it prudent to raise the dividend, and until the Company determines that its earnings are sufficient to repurchase the outstanding Preferred Shares.

 The Offering

        The following summary contains basic information about the Preferred Shares and the auction process and is not intended to be complete and does not contain all the information that is important to you. For a more complete understanding of the Preferred Shares and the auction process, you should read the sections of this prospectus supplement entitled "Description of Preferred Shares" and "Auction Process" and any similar sections in the accompanying prospectus.

Issuer	MainSource Financial Group, Inc.
Preferred Shares Offered by Treasury
57,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share. The number of Preferred Shares to be sold will depend on the number of bids received in the auction described below and whether Treasury decides to sell any Preferred Shares in the auction process. See the section entitled "Auction Process" in this prospectus supplement.
Liquidation Preference
If we liquidate, dissolve or wind up (collectively, a "liquidation"), holders of the Preferred Shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to rights upon liquidation to the Preferred Shares.
Dividends
Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the May 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.
Maturity	The Preferred Shares have no maturity date.
Rank
The Preferred Shares rank (i) senior to common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the Preferred Shares (collectively, the "Junior Stock"), (ii) equally with any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or rights upon liquidation (collectively, the "Parity Stock") and (iii) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends	So long as the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.
Redemption
We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption.

If we are not the successful bidder for all of the Preferred Shares in the auction, we intend to redeem the Preferred Shares in such amounts and at such times as we deem prudent, and in any event we intend to redeem the Preferred Shares in full no later than the first quarter of 2014.
Voting Rights
Holders of the Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of the Preferred Shares, voting as a single class with the holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the Preferred Shares are paid in full.

In addition, the affirmative vote of the holders of at least 66 2/3% of the outstanding Preferred Shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the Preferred Shares, to amend, alter, or repeal any provision of our charter or the Articles of Amendment of our Restated Articles of Incorporation with respect to the Preferred Shares in a manner that adversely affects the rights of the holders of the Preferred Shares or to consummate a binding share exchange or reclassification of the Preferred Shares or a merger or consolidation of us with another entity unless (x) the Preferred Shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (y) the Preferred Shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the Preferred Shares immediately prior to such transaction, taken as a whole.
Auction Process
The public offering price and the allocation of the Preferred Shares in this offering will be determined through an auction process conducted by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O'Neill & Partners, L.P., the joint book-running managers in this offering, in their capacity as the auction agents. The auction process will entail a modified "Dutch auction" mechanic in which bids may be submitted through the auction agents or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the "network brokers," established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker.

We have received approval from the FDIC and the Indiana DFI to pay a dividend of up to $50 million from the Bank to the Company for purposes of bidding in the auction for our Preferred Shares. We have also sought and received approval from the Federal Reserve to bid on the Preferred Shares of the Company to be sold in this auction. We intend to submit one or more bids in the auction. Our bids may be made at a price or prices per share that is less than the liquidation preference per share. For more information about the auction process, see "Auction Process" in this prospectus supplement.
Minimum Bid Size and Price Increments
This offering is being conducted using an auction process in which prospective purchasers are required to bid for the Preferred Shares. During the auction period, bids may be placed for Preferred Shares at any price (such bid price to be in increments of $0.01) with a minimum bid size of one Preferred Share. See "Auction Process" in this prospectus supplement.
Bid Submission Deadline
The auction will commence at 8:30 a.m., New York City time, on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the second business day immediately thereafter, which is referred to as the "submission deadline."
Irrevocability of Bids
Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them. The auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws; however, the auction agents, in their sole discretion, may require that bidders confirm their bids before the auction process closes. See "Auction Process" in this prospectus supplement.
Clearing Price
The price at which the Preferred Shares will be sold to the public will be the clearing price set by the auction process plus accrued dividends thereon. The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell.

Unless Treasury decides not to sell any Preferred Shares or as otherwise described below, the Preferred Shares will be sold to bidders at the clearing price plus accrued dividends. Even if bids are received for all or more of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares in the auction process or may sell less than all of the offered Preferred Shares. If Treasury decides to sell Preferred Shares in the auction, after Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted a successful bid will notify successful bidders that the auction has closed and that their bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described below). The clearing price and number of Preferred Shares to be sold are also expected to be announced by press release on the business day following the end of the auction. See "Auction Process" in this prospectus supplement.
Number of Preferred Shares to be Sold
Even if bids are received for all or more of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or may decide only to sell a portion of the Preferred Shares in the auction process, regardless of the clearing price. If Treasury elects to sell any Preferred Shares in the auction, Treasury must sell those shares (which may only represent a portion of the offered Preferred Shares) at the clearing price. In no event will Treasury sell more Preferred Shares than the number of Preferred Shares for which there are bids. See "Auction Process" in this prospectus supplement.
Allocation; Pro-Ration
If Treasury elects to sell Preferred Shares in the offering, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while any accepted bids submitted at the clearing price may experience pro-rata allocation. See "Auction Process" in this prospectus supplement.
Use of Proceeds	We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. See "Use of Proceeds."
Listing	The Preferred Shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.
Risk Factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the Preferred Shares.
Auction Agents	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O'Neill & Partners, L.P.
Network Brokers	See pages S-32 and S-33 for a list of brokers participating as network brokers in the auction process.

Summary Selected Consolidated Financial Data

        You should read the following summary selected consolidated financial data with our consolidated financial statements and notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement. The following table sets forth select consolidated financial data for us at and for each of the years in the five-year period ended December 31, 2011. The selected results of operations data for the years ended December 31, 2011, 2010 and 2009, and the selected balance sheet data as of December 31, 2011 and 2010, have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement. The selected results of operations data for the years ended December 31, 2008 and 2007 and the summary balance sheet data dated as of December 31, 2009, 2008 and 2007 have been derived from our audited financial statements that are not included in this prospectus supplement. Historical results are not necessarily indicative of future results.

	Year ended December 31,
	2011	2010	2009	2008	2007
	(Dollar amounts in thousands except per share data)
Results of Operations
Net interest income	$99,848	$101,252	$98,008	$87,525	$74,397
Provision for loan losses	17,800	35,250	46,310	20,918	5,745
Noninterest income	45,308	41,291	40,050	29,697	28,126
Noninterest expense	99,805	92,252	167,532	72,773	68,020
Income (loss) before income tax	27,551	15,041	(75,784)	23,531	28,758
Income tax (benefit)	3,738	239	(11,645)	4,379	6,888
Net income (loss)	23,813	14,802	(64,139)	19,152	21,870
Preferred dividends and accretion	3,054	3,054	2,919	—	—
Net income (loss) available to common shareholders	20,759	11,748	(67,058)	19,152	21,870
Dividends paid on common stock	807	805	5,135	11,133	10,392
Per Common Share*
Earnings (loss) per share (basic)	$1.03	$0.58	$(3.33)	$1.00	$1.17
Earnings (loss) per share (diluted)	1.03	0.58	(3.33)	1.00	1.17
Dividends paid	0.04	0.04	0.26	0.58	0.56
Book value—end of period	13.87	12.24	11.84	14.90	14.22
Market price—end of period	8.83	10.41	4.78	15.50	15.56
At Year End
Total assets	$2,754,180	$2,769,312	$2,906,530	$2,899,835	$2,536,437
Securities	876,090	806,071	714,607	513,310	489,739
Loans, excluding held for sale	1,534,379	1,680,971	1,885,447	1,995,601	1,693,678
Allowance for loan losses	39,889	42,605	46,648	34,583	14,331
Total deposits	2,159,900	2,211,564	2,270,650	2,009,324	1,901,829
Federal Home Loan Bank advances	151,427	152,065	222,265	433,167	257,099
Subordinated debentures	50,267	50,117	49,966	49,816	41,239
Shareholders' equity	336,553	302,570	294,462	299,949	264,102
Financial Ratios
Return on average assets	0.85%	0.51%	(2.19)%	0.73%	0.90%
Return on average common shareholders' equity	7.44	4.86	(22.61)	6.90	8.49
Allowance for loan losses to total loans (year end, excluding held for sale)	2.60	2.53	2.47	1.73	0.85
Allowance for loan losses to total non-performing loans (year end)	61.18	46.55	50.60	58.31	69.93
Shareholders' equity to total assets (year end)	12.22	10.93	10.13	10.34	10.41
Average equity to average total assets	11.46	10.59	11.59	10.57	10.57
Dividend payout ratio	3.89	6.85	NM	58.13	47.52

*
Adjusted for stock split and dividends

NM
Not meaningful

RISK FACTORS

        An investment in our Preferred Shares is subject to risks inherent in our business, risks relating to the structure of the Preferred Shares and risks relating to the auction process being conducted as part of this offering. The material risks and uncertainties that management believes affect your investment in the Preferred Shares are described below and in the sections entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the Preferred Shares, could be materially and adversely affected and the market price of the Preferred Shares could decline significantly and you could lose some or all of your investment.

Risk Factors Related to our Business

Difficult conditions in the capital markets and the economy generally have affected and may continue to materially adversely affect our business and results of operations.

        From 2007 through 2009, the U.S. economy was in recession. Business activity across a wide range of industries and regions in the U.S. was greatly reduced. Although economic conditions have begun to improve, certain sectors, such as real estate, remain weak and unemployment remains high. Local governments and many businesses are still in serious difficulty due to lower consumer spending and the lack of liquidity in the credit markets.

        Market conditions also led to the failure or merger of several prominent financial institutions and numerous regional and community-based financial institutions. These failures, as well as projected future failures, have had a significant negative impact on the capitalization level of the deposit insurance fund of the FDIC, which, in turn, has led to a significant increase in deposit insurance premiums paid by financial institutions.

        The Company's financial performance generally, and in particular the ability of borrowers to pay interest on and repay principal of outstanding loans and the value of collateral securing those loans, as well as demand for loans and other products and services that the Company offers, is highly dependent upon the business environment in the markets where the Company operates and in the United States as a whole. A favorable business environment is generally characterized by, among other factors, economic growth, efficient capital markets, low inflation, low unemployment, high business and investor confidence, and strong business earnings. Unfavorable or uncertain economic and market conditions can be caused by declines in economic growth, business activity or investor or business confidence; limitations on the availability or increases in the cost of credit and capital; increases in inflation or interest rates; high unemployment, natural disasters, or a combination of these or other factors.

        During 2011, the business environment continued to be adverse for many households and businesses in the United States and worldwide. While economic conditions in the United States and worldwide have begun to improve, there can be no assurance that this improvement will continue. Such conditions have affected, and could continue to adversely affect, the credit quality of the Company's loans, results of operations and financial condition.

Recently enacted and potential further financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

        On July 21, 2010, President Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") into law. The Dodd-Frank Act is expected to have a broad impact on the financial services industry, including significant regulatory and compliance changes. Many of the requirements called for in the Dodd-Frank Act will be implemented over time and most will be subject to implementing regulations over the course of several years. Given the uncertainty associated with the manner in which the provisions of the Dodd-Frank Act will be implemented by the various regulatory agencies and through regulations, the full extent of the impact such requirements will have on our operations is unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business. In particular, the potential impact of the Dodd-Frank Act on our operations and activities, both currently and prospectively, include, among others:

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  a reduction in the ability to generate or originate revenue-producing assets as a result of compliance with heightened capital standards;

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  increased cost of operations due to greater regulatory oversight, supervision and examination of banks and bank holding companies, and higher deposit insurance premiums;

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  the limitation on the ability to raise new capital through the use of trust preferred securities, as any new issuances of these securities will no longer be included as Tier 1 capital going forward;

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  a potential reduction in fee income due to limits on interchange fees applicable to larger institutions which could effectively reduce the fees we can charge; and

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  the limitation on the ability to expand consumer product and service offerings due to anticipated stricter consumer protection laws and regulations.

        Further, we may be required to invest significant management attention and resources to evaluate and make any changes necessary to comply with new statutory and regulatory requirements under the Dodd-Frank Act, which may negatively impact results of operations and financial condition.

        We cannot predict whether there will be additional proposed laws or reforms that would affect the U.S. financial system or financial institutions, whether or when such changes may be adopted, how such changes may be interpreted and enforced or how such changes may affect us. However, the costs of complying with any additional laws or regulations could have a material adverse effect on our financial condition and results of operations.

Like most banking organizations, a significant portion of our assets consists of loans, which if not repaid could result in losses to the Company.

        As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that the collateral securing the payment of their loans (if any) may not be sufficient to assure repayment. Credit losses could have a material adverse effect on our operating results.

        As of December 31, 2011, our total loan portfolio was approximately $1,534 million or 56% of our total assets. Three major components of the loan portfolio are loans principally secured by real estate, approximately $1,342 million or 87% of total loans; other commercial loans, approximately $135 million or 9% of total loans; and consumer loans, approximately $57 million or 4% of total loans. Our credit risk with respect to our consumer installment loan portfolio and commercial loan portfolio relates principally to the general creditworthiness of individuals and businesses within our local market area. Our credit risk with respect to our residential and commercial real estate mortgage and construction loan portfolio relates principally to the general creditworthiness of individuals and businesses and the value of real estate serving as security for the repayment of the loans. A related risk in connection with loans secured by commercial real estate is the effect of unknown or unexpected environmental contamination, which could make the real estate effectively unmarketable or otherwise significantly reduce its value as security. Continued or worsening declines in the economy could cause additional credit issues, particularly within our residential and commercial real estate mortgage and construction loan portfolio.

Our allowance for loan losses may not be sufficient to cover actual loan losses, which could adversely affect our earnings.

        We maintain an allowance for loan losses at a level estimated by management to be sufficient to cover probable incurred loan losses in our loan portfolio. Loan losses will likely occur in the future and may occur at a rate greater than we have experienced to date. In determining the size of the allowance, our management makes various assumptions and judgments about the collectability of our loan portfolio, including the diversification by industry of our commercial loan portfolio, the effect of changes in the local real estate markets on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of nonperforming loans and related collateral security, and the evaluation of our loan portfolio by an external loan review. If our assumptions and judgments prove to be incorrect, our current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Additionally, continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside the Company's control, may require an increase in the allowance for loan losses. Federal and state regulators also periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in our allowance for loan losses or loan charge-offs could have an adverse effect on our operating results and financial condition. There can be no assurance that our monitoring procedures and policies will reduce certain lending risks or that our allowance for loan losses will be adequate to cover actual losses.

If we foreclose on collateral property, we may be subject to the increased costs associated with ownership of real property, resulting in reduced revenues and earnings.

        We may have to foreclose on collateral property to protect our investment and may thereafter own and operate such property, in which case we will be exposed to the risks inherent in the ownership of real estate. The amount that we, as a mortgagee, may realize after a default is dependent upon factors outside of our control, including, but not limited to: (i) general or local economic conditions; (ii) neighborhood values; (iii) interest rates; (iv) real estate tax rates; (v) operating expenses of the mortgaged properties; (vi) environmental remediation liabilities; (vii) ability to obtain and maintain adequate occupancy of the properties; (viii) zoning laws; (ix) governmental rules, regulations and fiscal policies; and (x) acts of God. Certain expenditures associated with the ownership of real estate, principally real estate taxes, insurance, and maintenance costs, may adversely affect the income from the real estate. Therefore, the cost of operating real property may exceed the income earned from such property, and we may have to advance funds in order to protect our investment, or we may be required to dispose of the real property at a loss. The foregoing expenditures and costs could adversely affect our ability to generate revenues, resulting in reduced levels of profitability. Significant interest rate volatility could reduce our profitability.

        Our results of operations are affected principally by net interest income, which is the difference between interest earned on loans and investments and interest expense paid on deposits and other borrowings. We cannot predict or control changes in interest rates. National, regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect market interest rates. While we have instituted policies and procedures designed to manage the risks from changes in market interest rates, at any given time our assets and liabilities will likely be affected differently by a given change in interest rates, principally because we do not match the maturities of our loans and investments precisely with our deposits and other funding sources. Changes in interest rates may also affect the level of voluntary prepayments on our loans and the level of financing or refinancing by customers. As of December 31, 2011, we had a negative interest rate gap of 20% of interest earning assets in the one-year time frame. Although this is within our internal policy limits, our earnings will be adversely affected in periods of rising interest rates because, during such periods, the interest expense paid on deposits and borrowings will generally increase more rapidly than the interest income earned on loans and investments. If such an interest rate increase occurred gradually, we would use our established procedures to attempt to mitigate the effects over time. However, if such an interest rate increase occurred rapidly, or interest rates exhibited volatile increases and decreases, we might be unable to mitigate the effects, and our net interest income could suffer significant adverse effects. While management intends to continue to take measures to mitigate interest rate risk, we cannot assure you that such measures will be entirely effective in minimizing our exposure to the risk of rapid changes in interest rates.

The repeal of Regulation Q may increase competition for deposits and increase our interest expense.

        On July 18, 2011, the Board of Governors of the Federal Reserve System published a final rule repealing Regulation Q, which prohibits the payment of interest on demand deposits by institutions that are member banks of the Federal Reserve System. The rule implements Section 627 of the Dodd-Frank Wall Street Reform and Consumer Protection Act signed by President Obama on July 21, 2010, which repealed Section 19(i) of the Federal Reserve Act in its entirety effective July 21, 2011. As a result, banks and thrifts may now offer interest-bearing demand deposit accounts to commercial customers, which were previously forbidden under Regulation Q. The repeal of Regulation Q may cause increased competition from other financial institutions for these deposits. If the Bank decides to pay interest on demand accounts, it would expect interest expense to increase.

We may be required to pay significantly higher Federal Deposit Insurance Corporation (FDIC) premiums in the future.

        Insured institution failures during the past several years, as well as deterioration in banking and economic conditions, have significantly increased FDIC loss provisions, resulting in a decline in the designated reserve ratio to historical lows. The FDIC expects the higher rate of insured institution failures to continue for the next few years compared to the past; thus, the reserve ratio may continue to decline. In addition the Dodd-Frank Act permanently implemented FDIC insurance coverage for all deposit accounts up to $250,000 and revised the insurance premium assessment base from all domestic deposits to the average of total assets less tangible equity. The minimum reserve ratio of the deposit insurance fund has been increased from 1.15% to 1.35%, with the increase to be covered by assessments on insured institutions with assets over $10 billion until the new reserve ratio is reached.

        We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums than the recently increased levels. Additionally, the FDIC may make material changes to the calculation of the prepaid assessment from the current proposal. Any future changes in the calculation or assessment of FDIC insurance premiums may have a material adverse effect on our results of operations, financial condition and our ability to continue to pay dividends on our common shares at the current rate or at all.

Future growth or operating results may require the Company to raise additional capital but that capital may not be available or it may be dilutive.

        The Company is required by federal and state regulatory authorities to maintain adequate levels of capital to support its operations. To the extent the Company's future operating results erode capital or the Company elects to expand through loan growth or acquisition it may be required to raise capital.

The Company's ability to raise capital will depend on conditions in the capital markets, which are outside of its control, and on the Company's financial performance. Accordingly, the Company cannot be assured of its ability to raise capital if needed or on favorable terms. If the Company cannot raise additional capital when needed, it will be subject to increased regulatory supervision and the imposition of restrictions on its growth and business. These could negatively impact the Company's ability to operate or further expand its operations through acquisitions or the establishment of additional branches and may result in increases in operating expenses and reductions in revenues that could have a material adverse effect on its financial condition and results of operations.

We rely heavily on our management and other key personnel, and the loss of any of them may adversely affect our operations.

        We are and will continue to be dependent upon the services of our management team. The loss of any of our senior managers could have an adverse effect on our growth and performance because of their skills, knowledge of the markets in which we operate and years of industry experience and the difficulty of promptly finding qualified replacement personnel. The loss of key personnel in a particular market could have an adverse effect on our performance in that market because it may be difficult to find qualified replacement personnel who are already located in or would be willing to relocate to a non-metropolitan market.

        Our ability to retain key officers and employees may be further impacted by executive compensation and governance restrictions applicable to participants in the Capital Purchase Program, including restrictions on total compensation, equity compensation and severance payments. Additionally, recent proposed regulations issued by banking regulators regarding executive compensation may also impact our ability to compensate executives and, as a result, to attract and retain qualified personnel.

The geographic concentration of our markets makes our business highly susceptible to local economic conditions.

        Unlike larger banking organizations that are more geographically diversified, our operations are currently concentrated in 31 counties in Indiana, three counties in Illinois, two counties in Ohio, and three counties in Kentucky. As a result of this geographic concentration in four fairly contiguous markets, our financial results depend largely upon economic conditions in these market areas. A deterioration in economic conditions in one or all of these markets could result in one or more of the following:

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  an increase in loan delinquencies;

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  an increase in problem assets and foreclosures;

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  a decrease in the demand for our products and services; or

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  a decrease in the value of collateral for loans, especially real estate, in turn reducing customers' borrowing power, the value of assets associated with problem loans and collateral coverage.

If we do not adjust to rapid changes in the financial services industry, our financial performance may suffer.

        We face substantial competition for deposit, credit and trust relationships, as well as other sources of funding in the communities we serve. Competing providers include other banks, thrifts and trust companies, insurance companies, mortgage banking operations, credit unions, finance companies, money market funds and other financial and nonfinancial companies which may offer products functionally equivalent to those offered by our banks. Competing providers may have greater financial resources than we do and offer services within and outside the market areas we serve. In addition to this challenge of attracting and retaining customers for traditional banking services, our competitors now include securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies who seek to offer one-stop financial services to their customers that may include services that banks have not been able or allowed to offer to their customers in the past. The increasingly competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers. If we are unable to adjust both to increased competition for traditional banking services and changing customer needs and preferences, it could adversely affect our financial performance and your investment in our common stock.

Our historical growth and financial performance trends may not continue if our acquisition strategy is not successful.

        Growth in asset size and earnings through acquisitions has been an important part of our business strategy. As consolidation of the banking industry continues, the competition for suitable acquisition candidates may increase. We compete with other banking companies for acquisition opportunities, and many of these competitors have greater financial resources and acquisition experience than we do and may be able to pay more for an acquisition than we are able or willing to pay. We also may need additional debt or equity financing in the future to fund acquisitions. We may not be able to obtain additional financing or, if available, it may not be in amounts and on terms acceptable to us. We may use our common stock as the consideration for an acquisition or we may issue additional common stock and use the proceeds for the acquisition. Our issuance of additional securities will dilute your equity interest in us and may have a dilutive effect on our earnings per share. If we are unable to locate suitable acquisition candidates willing to sell on terms acceptable to us, or we are otherwise unable to obtain additional debt or equity financing necessary for us to continue our acquisition strategy, we would be required to find other methods to grow our business and we may not grow at the same rate we have in the past, or at all.

Acquisitions entail risks which could negatively affect our operations.

        Acquisitions involve numerous risks, including:

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  exposure to asset quality problems of the acquired institution;

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  maintaining adequate regulatory capital;

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  diversion of management's attention from other business concerns;

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  risks and expenses of entering new geographic markets;

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  potential significant loss of depositors or loan customers from the acquired institution; or

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  exposure to undisclosed or unknown liabilities of an acquired institution.

        Any of these acquisition risks could result in unexpected losses or expenses and thereby reduce the expected benefits of the acquisition.

Unanticipated costs related to our acquisitions could reduce our future earnings per share.

        The Company believes it has reasonably estimated the likely costs of integrating the operations of the banks it acquires and the incremental costs of operating such banks as a part of the MainSource family. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses, such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the Company. If unexpected costs are incurred, acquisitions could have a dilutive effect on the Company's earnings per share. Current accounting guidance requires expensing of acquisition costs. In prior years, these costs could be capitalized. In other words, if we incur such unexpected costs and expenses as a result of our acquisitions, we believes that the earnings per share of our common stock could be less than it would have been if those acquisitions had not been completed.

We may be unable to successfully integrate the operations of the banks we have acquired and may acquire in the future and retain employees of such banks.

        Our acquisition strategy involves the integration of the banks we have acquired and may acquire in the future as subsidiary banks. The difficulties of integrating the operations of such banks with the Company and MainSource Bank include:

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  coordinating geographically separated organizations;

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  integrating personnel with diverse business backgrounds;

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  combining different corporate cultures; or

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  retaining key employees.

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the Company, its subsidiary banks and the banks we have acquired and may acquire in the future and the loss of key personnel. The integration of such banks as subsidiary banks requires the experience and expertise of certain key employees of such banks who are expected to be retained by us. We cannot be sure, however, that we will be successful in retaining these employees for the time period necessary to successfully integrate such banks' operations as our subsidiary banks. The diversion of management's attention and any delays or difficulties encountered in connection with the mergers, along with the integration of the banks as our subsidiary banks, could have an adverse effect on the Company's business and results of operation.

The Company may be subject to future goodwill impairment charges

        During 2009, the Company recorded $80 million in goodwill impairment charges in the second and fourth quarters. No goodwill impairment charges were recorded in 2010 or 2011. While the Company does not currently anticipate that there will be additional impairment charges required in the future, it can make no guarantees that none will be taken. If more impairment is recorded, it will have a negative impact on future earnings.

Risks Relating to the Banking Industry

Changes in governmental regulation and legislation could limit our future performance and growth.

        We are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of our operations, as well as any acquisitions we may propose to make. Any change in applicable federal or state laws or regulations could have a substantial impact on us, MainSource Bank and our operations. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could reduce the value of your investment.

Changes in regulation or oversight may have a material adverse impact on our operations.

        We are subject to extensive regulation, supervision and examination by the Indiana Department of Financial Institutions, the FDIC, the Federal Reserve, the SEC and other regulatory bodies. Such regulation and supervision governs the activities in which we may engage. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, investigations and limitations related to our securities, the classification of our assets and determination of the level of our allowance for loan losses. In light of the current conditions in the U.S. financial markets and economy, Congress and regulators have increased their focus on the regulation of the financial services industry. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material adverse impact on our business, financial condition or results of operations.

The Company's charter documents and federal regulations may inhibit a takeover, prevent a transaction that may favor or otherwise limit the Company's growth opportunities, which could cause the market price of the Company's common stock to decline.

        Certain provisions of the Company's charter documents and federal regulations could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. In addition, the Company must obtain approval from regulatory authorities before acquiring control of any other company.

Risk Factors Related to an Investment in the Preferred Shares

The Preferred Shares are equity and are subordinated to all of our existing and future indebtedness; we are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Preferred Shares, which are subject to various prohibitions and other restrictions; and the Preferred Shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

        The Preferred Shares are equity interests in the Company and do not constitute indebtedness. As such, the Preferred Shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Preferred Shares, there is no stated maturity date (although the Preferred Shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

        The Preferred Shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Preferred Shares or to make funds available therefor. Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Preferred Shares will be highly dependent upon the receipt of dividends, fees and other amounts from its subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries. In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary. Accordingly, the holders of the Preferred Shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company's subsidiaries.

        There are also various legal and regulatory prohibitions and other restrictions on the ability of the Company's depository institution subsidiaries to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates. Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors, and, may require regulatory approval in the future. MainSource Bank currently has the ability to pay dividends to the Company up to $46 million without regulatory approval and has received approval to pay a dividend of $50 million to the Company for purposes of bidding on the Preferred Shares of the Company to be sold in this auction. Dividend payments to the Company from MainSource Bank may also be prohibited if such payments would impair the capital of the bank and in certain other cases. In addition, regulatory rules limit the aggregate amount of a depository institution's loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from MainSource Bank and require any permitted borrowings to be collateralized.

        The Company also is subject to various legal and regulatory policies and requirements impacting the Company's ability to pay dividends on, or redeem, the Preferred Shares. Under the Federal Reserve's capital regulations, in order to ensure Tier 1 capital treatment for the Preferred Shares, the Company's redemption of any of the Preferred Shares must be subject to prior regulatory approval. The Federal Reserve also may require the Company to consult with it prior to increasing dividends. In addition, as a matter of policy, the Federal Reserve may restrict or prohibit the payment of dividends if (i) the Company's net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company's prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice. Recent and future regulatory developments may result in additional restrictions on the Company's ability to pay dividends.

        In addition, the terms of the Preferred Shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Preferred Shares or to which the Preferred Shares will be structurally subordinated.

An active trading market for the Preferred Shares may not develop or be maintained.

        The Preferred Shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not anticipate listing the Preferred Shares. There can be no assurance that an active trading market for the Preferred Shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the Preferred Shares may be materially and adversely affected.

The Preferred Shares may be junior in rights and preferences to our future preferred stock.

        Subject to approval by the holders of at least 66 2/3% of the Preferred Shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Shares. The terms of any such future preferred stock expressly senior to the Preferred Shares may prohibit or otherwise restrict dividend payments on the Preferred Shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Preferred Shares have been paid for the relevant periods, no dividends will be paid on the Preferred Shares, and no Preferred Shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Preferred Shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the Preferred Shares have limited voting rights.

        Unless and until we are in arrears on our dividend payments on the Preferred Shares for six quarterly periods, whether or not consecutive, the holders of the Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Shares and certain other matters and except as may be required by applicable law. If dividends on the Preferred Shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company's board of directors will automatically increase by two and the holders of the Preferred Shares, acting as a class with any other shares of our preferred stock with parity voting rights to the Preferred Shares, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See "Description of Preferred Shares—Voting Rights" in this prospectus supplement.

We are subject to extensive regulation, and ownership of the Preferred Shares may have regulatory implications for holders thereof.

        We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the "BHCA"), and federal and state banking regulations, that impact the rights and obligations of owners of the Preferred Shares, including, for example, our ability to declare and pay dividends on and to redeem the Preferred Shares. Although the Company does not believe the Preferred Shares are considered "voting securities" currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become "voting securities", then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

Our compensation expense may increase substantially after Treasury's sale of the Preferred Shares.

        As a result of our participation in the CPP, among other things, we are subject to Treasury's current standards for executive compensation and corporate governance for the period during which Treasury holds our Preferred Shares. These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009. If the auction is successful and Treasury elects to sell all of the Preferred Shares, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

If we redeem the Preferred Shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

        We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time, subject to prior regulatory approval. If we choose to redeem the Preferred Shares in part, we have been informed by DTC that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed. If we choose to redeem the Preferred Shares, we are likely to do so if we are able to obtain a lower cost of capital. If prevailing interest rates are relatively low if or when we choose to redeem the Preferred Shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Preferred Shares in part, the liquidity of the outstanding Preferred Shares may be limited.

If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our liquidity and cash flows.

        We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time. If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on our liquidity and cash flows. See "Description of Preferred Shares—Redemptions and Repurchases" in this prospectus supplement. We intend to submit one or more bids to purchase the Preferred Shares in the auction and have received approval of the Federal Reserve to do so. Our bids may be for some or all of the Preferred Shares and may be made at a price or prices per share that is less than the liquidation preference per share. If we are not the successful bidder for all of the Preferred Shares in the auction, we intend to redeem the Preferred Shares in such amounts and at such times as we deem prudent, and in any event we intend to redeem the Preferred Shares in full no later than the first quarter of 2014.

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.

        The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the "FTCA"), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the Preferred Shares by Treasury would likely be barred.

Risk Factors Related to the Auction Process

The price of the Preferred Shares could decline rapidly and significantly following this offering.

        The public offering price of the Preferred Shares, which will be the clearing price plus accrued dividends thereon, will be determined through an auction process conducted by Treasury and the auction agents. Prior to this offering there has been no public market for the Preferred Shares, and the public offering price may bear no relation to market demand for the Preferred Shares once trading begins. We have been informed by both Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O'Neill & Partners, L.P., as the auction agents, that they believe that the bidding process will reveal a clearing price for the Preferred Shares offered in the auction process. If there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the price of the Preferred Shares would likely decline following this offering. Limited or less-than-expected liquidity in the Preferred Shares, including decreased liquidity due to a sale of less than all of the offered Preferred Shares, could also cause the trading price of the Preferred Shares to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the Preferred Shares after the initial sales of the Preferred Shares in this offering. If your objective is to make a short-term profit by selling the Preferred Shares you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The auction process for this offering may result in a phenomenon known as the "winner's curse," and, as a result, investors may experience significant losses.

        The auction process for this offering may result in a phenomenon known as the "winner's curse." At the conclusion of the auction process, successful bidders that receive allocations of Preferred Shares in this offering may infer that there is little incremental demand for the Preferred Shares above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the Preferred Shares and could seek to immediately sell their Preferred Shares to limit their losses should the price of the Preferred Shares decline in trading after the auction process is completed. In this situation, other investors that did not submit bids that are accepted by Treasury may wait for this selling to be completed, resulting in reduced demand for the Preferred Shares in the public market and a significant decline in the price of the Preferred Shares. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the Preferred Shares shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of the Preferred Shares begins.

        In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the Preferred Shares. As a result, the price of the Preferred Shares may decrease once trading of the Preferred Shares begins. Also, because professional investors may have a substantial degree of influence on the trading price of the Preferred Shares over time, the price of the Preferred Shares may decline and not recover after this offering. Furthermore, if the public offering price of the Preferred Shares is above the level that investors determine is reasonable for the Preferred Shares, some investors may attempt to short sell the Preferred Shares after trading begins, which would create additional downward pressure on the trading price of the Preferred Shares.

We are permitted to participate in the auction process and, if we do so, that could have the effect of raising the clearing price and decreasing liquidity in the market for the Preferred Shares.

        We are permitted (but we are not required) to submit bids in the auction process. You will not be notified by either the auction agents, the network brokers or the selling shareholder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place. Although we will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, in some cases the submission of bids by us could cause the clearing price in the auction process to be higher than it would otherwise have been (although in such a case we would still be required to purchase any Preferred Shares for which we had submitted bids at the clearing price). We may bid for some or all of the Preferred Shares and may bid at a price or prices per share that is less than the liquidation preference per Preferred Share. In addition, to the extent we purchase any Preferred Shares, the liquidity of any market for the Preferred Shares may decrease, particularly if any such purchases represent a significant percentage of the outstanding Preferred Shares.

The clearing price for the Preferred Shares may bear little or no relationship to the price for the Preferred Shares that would be established using traditional valuation methods, and, as a result, the trading price of the Preferred Shares may decline significantly following the issuance of the Preferred Shares.

        The public offering price of the Preferred Shares will be equal to the clearing price plus accrued dividends thereon. The clearing price of the Preferred Shares may have little or no relationship to, and may be significantly higher than, the price for the Preferred Shares that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, capital levels, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to us; and the views of research analysts. The trading price of the Preferred Shares may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the Preferred Shares could decline significantly.

Successful bidders may receive the full number of Preferred Shares subject to their bids, so potential investors should not make bids for more Preferred Shares than they are prepared to purchase.

        Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of Preferred Shares. Allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares on a pro-rata basis among bids made at the clearing price. If Treasury elects to sell Preferred Shares in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the Preferred Shares represented by such bids, and only accepted bids submitted at the clearing price may experience pro-rata allocation, if any. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them. Accordingly, the sum of a bidder's bid sizes as of the submission deadline should be no more than the total number of Preferred Shares the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of Preferred Shares that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of Preferred Shares, even if a bidder submits a bid at or above the public offering price of the Preferred Shares.

        The auction agents, in their sole discretion, may require that bidders confirm their bids before the auction closes (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws). If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of Preferred Shares even if the bid is at or above the public offering price. The auction agents may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agents may determine in some cases to impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), and may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if Treasury elects to sell Preferred Shares in the offering, each accepted bid submitted above the clearing price will be allocated all of the Preferred Shares represented by such bid. However, any accepted bids submitted in the auction at the clearing price may experience pro-rata allocation. Treasury could also decide, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all the Preferred Shares for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered Preferred Shares will be sold.

        If sufficient bids are received and accepted by the auction agents to enable Treasury to sell the offered Preferred Shares in this offering, the public offering price will be set at the clearing price plus accrued dividends thereon, unless Treasury decides, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price is determined. The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell. Even if bids are received for all or more of the offered Preferred Shares, Treasury is not obligated to sell any Preferred Shares regardless of the clearing price set through the auction process. The liquidity of the Preferred Shares may be limited if less than all of the offered Preferred Shares are sold by Treasury. Possible future sales of Treasury's remaining Preferred Shares, if any are held following this offering, could affect the trading price of the Preferred Shares sold in this offering.

Submitting bids through a network broker or any other broker that is not an auction agent may in some circumstances shorten deadlines for potential investors to submit, modify or withdraw their bids.

        In order to participate in the auction, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through an auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with an auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to an auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agents) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through an auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

USE OF PROCEEDS

        The Preferred Shares offered by this prospectus supplement are being sold for the account of Treasury. Any proceeds from the sale of these Preferred Shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any Preferred Shares offered by this prospectus supplement.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. For purposes of computing these ratios, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one-third of rental expense and interest on deposits. The term "preferred stock dividends" is the amount of pre-tax earnings that is required to pay dividends on the Company's outstanding preferred stock. If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% to 9.0% per annum, which would adversely affect our consolidated ratio of earnings to combined fixed charges and preferred stock dividends.

	For the Years Ended December 31,
	2011	2010	2009(1)	2008	2007
	(unaudited)
Consolidated ratio of earnings to fixed charges:
Including deposit interest	2.25	1.45	(0.66)	1.41	1.41
Excluding deposit interest	4.46	2.44	(4.82)	2.53	2.69
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends:
Including deposit interest	1.88	1.28	(0.61)	1.41	1.41
Excluding deposit interest	2.88	1.72	(3.65)	2.53	2.69

(1)
During 2009 the Company incurred $80,310,000 of goodwill impairment charges.

 DESCRIPTION OF PREFERRED SHARES

        This section summarizes specific terms and provisions of the Preferred Shares. The description of the Preferred Shares contained in this section is qualified in its entirety by the actual terms of the Preferred Shares, as are stated in the Articles of Amendment to the Company's Restated Articles of Incorporation, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on January 20, 2009 and incorporated by reference into this prospectus supplement. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement.

General

        The Preferred Shares constitutes a series of our perpetual, cumulative, preferred stock, consisting of 57,000 shares, no par value per share, having a liquidation preference amount of $1,000 per share. The Preferred Shares have no maturity date. We issued the Preferred Shares to Treasury on January 16, 2009 in connection with the CPP for an aggregate purchase price of $57 million in a private placement exempt from the registration requirements of the Securities Act. The Preferred Shares qualify as Tier 1 capital for regulatory purposes.

Dividends

        Rate.    Dividends on the Preferred Shares are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 16, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Shares) to but excluding the following dividend payment date is referred to as a "dividend period." Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term "business day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

        Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the May 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

        Dividends on the Preferred Shares are cumulative. If for any reason our board of directors does not declare a dividend on the Preferred Shares for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

        We are not obligated to pay holders of the Preferred Shares any dividend in excess of the dividends on the Preferred Shares that are payable as described above. There is no sinking fund with respect to dividends on the Preferred Shares.

        Priority of Dividends.    So long as the Preferred Shares remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

        "Junior Stock" means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

        "Parity Stock" means any class or series of our stock, other than the Preferred Shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Shares will be entitled to receive for each share of the Preferred Shares, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Preferred Shares, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Preferred Shares (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Preferred Shares and the holders of any other class or series of our stock ranking equally with the Preferred Shares, the holders of the Preferred Shares and such other stock will share ratably in the distribution.

        For purposes of the liquidation rights of the Preferred Shares, neither a merger nor consolidation of the Company with another entity, including a merger or consolidation in which the holders of Preferred Shares receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company's assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

        We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

        To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Preferred Shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Preferred Shares must state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Preferred Shares, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

        The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Preferred Shares, we may not repurchase any Preferred Shares from any other holder of such shares unless we offer to repurchase a ratable portion of the Preferred Shares then held by Treasury on the same terms and conditions.

        Preferred Shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Preferred Shares.

No Conversion Rights

        Holders of the Preferred Shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

        The holders of the Preferred Shares do not have voting rights other than those described below, except to the extent specifically required by Indiana law.

        Whenever dividends have not been paid on the Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Preferred Shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the "Preferred Directors") to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Preferred Shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Preferred Shares.

        No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding Preferred Shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining

Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

        The term "Voting Parity Stock" means with regard to any matter as to which the holders of the Preferred Shares are entitled to vote, any series of Parity Stock (as defined under "—Dividends-Priority of Dividends" above) upon which voting rights similar to those of the Preferred Shares have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

        Although the Company does not believe the Preferred Shares are considered "voting securities" currently, if they were to become "voting securities" for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a "controlling influence" over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become "voting securities", then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

        In addition to any other vote or consent required by Indiana law or by our Restated Articles of Incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Shares, voting as a separate class, is required in order to do the following:

  •
  amend or alter our Restated Articles of Incorporation, as amended, or the Articles of Amendment with respect to the Preferred Shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

  •
  amend, alter or repeal any provision of our Restated Articles of Incorporation, as amended, or the Articles of Amendment with respect to the Preferred Shares, in a manner that adversely affects the rights, preferences, privileges or voting powers of the Preferred Shares; or

  •
  consummate a binding share exchange or reclassification involving the Preferred Shares or a merger or consolidation of the Company with another entity, unless (i) the Preferred Shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Preferred Shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Preferred Shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Preferred Shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 19, 2009 and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Preferred Shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares and will not require the vote or consent of the holders of the Preferred Shares.

        To the extent holders of the Preferred Shares are entitled to vote, holders of Preferred Shares will be entitled to one vote for each share then held.

        The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Preferred Shares would otherwise be required, all outstanding Preferred Shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Preferred Shares to effect the redemption.

Book-Entry Procedures

        The Depository Trust Company (the "DTC") will act as securities depositary for the Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of Preferred Shares sold in the auction. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Preferred Shares that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in the Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the Preferred Shares may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Preferred Shares.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Preferred Shares on DTC's records. You, as the actual owner of the Preferred Shares, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts Preferred Shares are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Any redemption notices with respect to the Preferred Shares will be sent to Cede & Co. If less than all of the Preferred Shares are being redeemed, DTC will reduce each Direct Participant's holdings of Preferred Shares in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends on the Preferred Shares will be made directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to the Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Preferred Shares. In that event, we will print and deliver certificates in fully registered form for Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Preferred Shares will be made in immediately available funds. Secondary market trading among DTC's Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

AUCTION PROCESS

        The following describes the auction process used to determine the public offering price of the Preferred Shares. That process differs from methods traditionally used in other underwritten public offerings. Treasury and the underwriters will determine the public offering price and the allocation of the Preferred Shares in this offering by an auction process conducted by the joint book-running managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O'Neill & Partners, L.P., in their capacity as the "auction agents." This auction process will involve a modified "Dutch auction" mechanic in which the auction agents (working with a number of other brokers) will receive and accept bids from bidders for the Preferred Shares. We have applied for and received authority from the FDIC and the Indiana DFI to dividend up to $50 million from the Bank to the Company for purposes of bidding in the auction. We have also sought and received approval from the Federal Reserve to bid on the Preferred Shares of the Company to be sold in this auction. We intend to submit one or more bids to purchase the Preferred Shares in the auction. Our bids may be made for some or all of the Preferred Shares and may be made at a price or prices per share that is less than the liquidation preference per share. After the auction closes and those bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agents will determine the clearing price for the sale of the Preferred Shares offered hereby and, if Treasury chooses to proceed with the offering, the underwriters will allocate Preferred Shares to the winning bidders. The clearing price for the Preferred Shares may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under "Risk Factors—Risk Factors Related to the Auction Process" beginning on page S-19.

Eligibility and Account Status

        In order to participate in the auction process, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agents or a network broker. If you wish to bid in the auction and do not have an account with an auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through an auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agents, as described below under "—The Auction Process—The Bidding Process."

        Because the Preferred Shares are complex financial instruments for which there is no established trading market, an auction agent, each network broker and any other broker that submits bids through the auction agents or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the Preferred Shares is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority ("FINRA"). If you do not meet the relevant suitability requirements of an auction agent or another broker, you will not be able to bid in the auction. Accounts at an auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

        An auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

        The auction agents and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

  •
  before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;

  •
  the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell;

  •
  if there is little or no demand for the Preferred Shares at or above the clearing price once trading begins, the price of the Preferred Shares will decline;

  •
  the liquidity of any market for the Preferred Shares may be affected by the number of Preferred Shares that Treasury elects to sell in this offering, and the price of the Preferred Shares may decline if the Preferred Shares are illiquid;

  •
  the auction agents, in their sole discretion, have the right to reconfirm any bid by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws). If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn, but alternatively may in their discretion choose to accept any such bid even if it has not been reconfirmed;

  •
  the auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

  •
  the auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

        None of the underwriters, Treasury or us have undertaken any efforts to qualify the Preferred Shares for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

        Even if a bidder places a bid in the auction, it may not receive an allocation of the Preferred Shares in the offering for a number of reasons described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of Preferred Shares you seek to purchase and the price per share you are willing to pay.

        The following brokers have agreed to be network brokers for purposes of the auction process: BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities, L.P., CL King & Associates, D.A. Davidson & Co., FBR Capital Markets & Co., Guzman & Company, Janney Montgomery Scott LLC, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Keefe, Bruyette & Woods, Inc., Lebenthal & Co., LLC, M.R. Beal & Company, Muriel Siebert & Co., Inc., Samuel A. Ramirez & Co.,

Stifel, Nicolaus & Company, Incorporated, The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, Wedbush Morgan Securities Inc. and WR Hambrecht + Co., LLC. The network brokers will not share in any underwriting discounts or fees paid by us in connection with the offering of the Preferred Shares but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

        The following describes how the auction agents will conduct the auction process:

General

  •
  The auction will commence at 8:30 a.m., New York City time, on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on the second business day immediately thereafter (the "submission deadline"). Unless you submit your bids through an auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agents believe may interfere with the auction process, the auction agents may (in consultation with Treasury) decide to extend the auction or cancel and reschedule the auction. The auction agents and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

  •
  The auction agents and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is one Preferred Share.

The Bidding Process

  •
  The auction agents and the network brokers will only accept bids in the auction process in increments of whole Preferred Shares; no fractional interests will be sold.

  •
  No maximum price or auction price range has been established in connection with the auction process, which means that there is no floor or ceiling on the price per share that you or any other bidder can bid in the auction. Each bid must specify a price (such bid price to be in increments of $0.01) or such bid will be rejected.

  •
  Once the auction begins, you may submit your bids either directly through an auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agents as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis (i.e., no "all-or-none" bids will be accepted).

  •
  In connection with submitting a bid, you will be required to provide the following information:

  •
  the number of Preferred Shares that you are interested in purchasing (only in whole shares—no fractional interests);

  •
  the price per share you are willing to pay (such bid price to be in increments of $0.01); and

    •
    any additional information that may be required to enable an auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of Preferred Shares to you.

  •
  You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of Preferred Shares. Consequently, the sum of your bid sizes should be no more than the total number of Preferred Shares you are willing to purchase. In addition, the auction agents may impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), although the auction agents are under no obligation to do so or to reconfirm bids for any reason, except as may be required by applicable securities laws.

  •
  At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of Preferred Shares bid for or the price bid per share and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agents before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agents or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

  •
  Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of Preferred Shares.

  •
  A bid received by an auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker). Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

  •
  If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

  •
  The auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

  •
  The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

  •
  No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of the Preferred Shares. However, the auction agents or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agents or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the Preferred Shares allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

  •
  The auction agents will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

  •
  The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell.

  •
  Unless Treasury decides not to sell any Preferred Shares or as otherwise described below, all Preferred Shares will be sold to bidders at the clearing price plus accrued dividends.

  •
  Promptly after the auction agents determine the clearing price, they will communicate that clearing price to Treasury. Treasury may decide not to sell any Preferred Shares after the clearing price is determined. Once Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents will confirm allocations of Preferred Shares to its clients and the network brokers. The underwriters will sell all Preferred Shares at the same price per share plus accrued dividends.

  •
  If Treasury elects to sell Preferred Shares in the offering, allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of Preferred Shares to be allocated at the bidding increment equal to the clearing price by the number of Preferred Shares represented by bids at that bidding increment. Each accepted bid submitted at the clearing price will be allocated a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by its bid, rounded to the nearest whole number of Preferred Shares. In no case, however, will any rounded amount exceed the original bid size.

  •
  After Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted successful bids will notify you, in the event your bids have been accepted by Treasury, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

  •
  The clearing price and number of Preferred Shares to be sold are expected to be announced via press release on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for the offering.

  •
  Sales to investors will be settled through your account with the broker through which your bid was submitted.

  •
  If you submit bids that are accepted by Treasury, you will be obligated to purchase the Preferred Shares allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the Preferred Shares that are finally allocated to you at the public offering price.

        You should carefully review the procedures of, and communications from, the institution through which you bid to purchase Preferred Shares.

Auction Process Developments

        You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

  •
  Potential Request for Reconfirmation.  The auction agents, in their sole discretion, may ask you to reconfirm your bid by directly contacting you (or your broker, if you submitted your bid through a broker other than the auction agents), although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

  •
  Notice of Acceptance.  Notification as to whether any of your bids are successful and have been accepted by Treasury. This notification will include the final clearing price. If your bids have been accepted by Treasury, you will be informed about the results of the auction process.

SELLING SHAREHOLDER

        The table below sets forth information concerning the resale of the Preferred Shares by Treasury. We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the Preferred Shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

        Treasury acquired the Preferred Shares as part of the Troubled Asset Relief Program, which was established pursuant to the Emergency Economic Stabilization Act of 2008 ("EESA"). EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

        The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation's financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

        The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relates likely would be barred. See "Risk Factors—Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited."

        The table below sets forth information with respect to the number of Preferred Shares beneficially owned by Treasury as of March 26, 2012, the number of Preferred Shares being offered by Treasury in this offering, and the number of Preferred Shares to be beneficially owned by Treasury after this offering. The percentages below are calculated based on 57,000 Preferred Shares issued and outstanding as of March 26, 2012.

	Beneficial Ownership Prior to the Offering(1)(2)			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned(1)	Percent	Preferred Shares Being Offered	Number of Preferred Shares Beneficially Owned(1)(2)	Percent
United States Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	57,000	100%	57,000	0	0%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Preferred Shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.

(2)
Treasury also owns a warrant to purchase 571,906 of the shares of our common stock.

 U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax consequences applicable to "U.S. holders" and "non-U.S. holders" (each as defined below) with respect to the purchase, ownership and disposition of the Preferred Shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the Preferred Shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the Preferred Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the Preferred Shares.

        For purposes of this summary, you are a "U.S. holder" if you are a beneficial owner of the Preferred Shares and you are for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a "non-U.S. holder" if you are a beneficial owner of the Preferred Shares that is an individual, corporation, estate or trust that is not a U.S. holder.

        If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares.

U.S. Holders

        Distributions on the Preferred Shares.    In general, if distributions are made with respect to the Preferred Shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the Preferred Shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under "Sale or Redemptions of the Preferred Shares."

        Dividends received by individual holders of the Preferred Shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as "qualified dividend income" for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to Preferred Shares that are held for 60 days or less during the

121-day period beginning on the date which is 60 days before the date on which the Preferred Shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as "investment income" for purposes of determining the holder's limit for the deduction of investment interest under Section 163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

        Dividends received by corporate holders of the Preferred Shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to "debt financed portfolio stock" under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an "extraordinary dividend" subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder's shares (but not below zero) by the "non-taxed portion" of any "extraordinary dividend" and, if the non-taxed portion exceeds the holder's tax basis for the shares, must treat any excess as gain from the sale or exchange of the shares in the year the payment is received. Individual holders of Preferred Shares that receive any "extraordinary dividends" that are treated as "qualified dividend income" (as discussed above) will be required to treat any losses on the sale of such Preferred Shares as long-term capital losses to the extent of such dividends. We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

        Sale or Redemption of the Preferred Shares.    On the sale or exchange of the Preferred Shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the Preferred Shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

        On the redemption of Preferred Shares by us, your surrender of the Preferred Shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the Preferred Shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

        The redemption will be treated as gain or loss from the sale or exchange of Preferred Shares (as discussed above) if:

  •
  the redemption is "substantially disproportionate" with respect to you within the meaning of Section 302(b)(2) of the Code;

  •
  your interest in the Preferred Shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

  •
  the redemption is "not essentially equivalent to a dividend" (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are "not essentially equivalent to a dividend" if the redemption results in a "meaningful reduction" of your interest in the issuer.

        In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

        If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the Preferred Shares will be treated as a distribution that is subject to the tax treatment described above under "—Distributions on the Preferred Shares." The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Your tax basis in the redeemed Preferred Shares should be transferred to your remaining Preferred Shares. If, however, you have no remaining Preferred Shares, your basis could be lost.

        Any redemption proceeds that are attributable to any declared but unpaid dividends on the Preferred Shares will generally be subject to the rules described above under "U.S. Holders—Distributions on the Preferred Shares."

        We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

        Information Reporting and Backup Withholding.    Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Preferred Shares and certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the beneficial owner of the Preferred Shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

        U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder's U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the "IRS").

Non-U.S. Holders

        Distributions on the Preferred Shares.    Distributions treated as dividends as described above under "U.S. Holders—Distributions on the Preferred Shares" paid to a non-U.S. holder of the Preferred Shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder's country of residence and entitlement to tax benefits. A non-U.S.

holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

        Sale or Redemption of the Preferred Shares.    A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the Preferred Shares except for (i) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (ii) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (iii) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (iv) gain if we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes.

        We would not be treated as a "United States real property holding corporation" if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor. To the extent that we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our Preferred Shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected income received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        We believe that we are not currently and do not anticipate becoming a "United States real property holding corporation" for U.S. federal income tax purposes.

        A payment made to a non-U.S. holder in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under "U.S. Holders—Sale or Redemption of the Preferred Shares," in which event such payment would be subject to tax as discussed above under "—Distributions on the Preferred Shares." Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the Preferred Shares.

        Information Reporting and Backup Withholding.    Information returns will be filed with the IRS reporting payments of dividends on the Preferred Shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Preferred Shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the Preferred Shares or on the proceeds from a sale or other disposition of the Preferred Shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled "Distributions on the Preferred Shares" will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

New Legislation Relating to Foreign Accounts

        Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of Preferred Shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the Preferred Shares made after December 31, 2013, and payments of gross proceeds from a disposition of the Preferred Shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

        Treasury is offering the Preferred Shares through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O'Neill & Partners, L.P. as representatives of the several underwriters. The terms and conditions set forth in the underwriting agreement, dated March 28, 2012, govern the sale and purchase of the Preferred Shares. Each underwriter named below has severally agreed to purchase from Treasury, and Treasury has agreed to sell to such underwriter, the number of Preferred Shares set forth opposite the name of each underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriter	Number of Preferred Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	26,363
Sandler O'Neill & Partners, L.P.	26,362
Drexel Hamilton, LLC	1,425
SL Hare Capital, Inc.	1,425
TBC Securities, LLC	1,425

Total	57,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase the Preferred Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Preferred Shares that Treasury determines to sell, if any are purchased. The number of Preferred Shares that Treasury may determine to sell will depend, in part, upon the success of the auction process. See "Auction Process—The Auction Process—Pricing and Allocation."

        The underwriters plan to offer the Preferred Shares for sale pursuant to the auction process described above under "Auction Process." Preferred Shares sold by the underwriters to the public will be sold at the clearing price determined through that auction process plus accrued dividends thereon. During the auction period, bids may be placed for Preferred Shares at any price in increments of $0.01. The offering of the Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. As described under "Auction Process," Treasury may decide not to sell any Preferred Shares in the auction process, regardless of the clearing price set in the auction process.

        The underwriters are committed to purchase and pay for all such Preferred Shares, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

        The following table shows the per share and total underwriting discounts and commissions that the underwriters will receive and the proceeds Treasury will receive.

Preferred Stock	Per Share	Total
Price to public(1)	$931.1100	$53,073,270.00
Underwriting discounts and commissions to be paid by Treasury(2)	13.9667	796,101.90
Proceeds to Treasury(1)	917.1433	52,277,168.10

(1)
Plus accrued dividends from and including February 15, 2012

(2)
Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with the registration of the Preferred Shares.

        We estimate that the total expenses of this offering, other than the underwriting discounts and commissions and transfer taxes, if any, will be approximately $180,000 and are payable by us.

Restriction on Sales of Securities

        We and Treasury have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of preferred stock or any securities convertible into, or exercisable or exchangeable for preferred stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock.

        The restrictions described in the immediately preceding paragraph will not apply to sales by Treasury of any of our Preferred Shares back to us. The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the Preferred Shares and other securities from the foregoing restrictions.

Indemnity

        We have agreed to indemnify Treasury and the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization

        In connection with this offering, the underwriters may engage in stabilizing transactions.

        Stabilizing transactions permit bids to purchase Preferred Shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of Preferred Shares while this offering is in progress.

        These stabilizing transactions may have the effect of raising or maintaining the market price of our Preferred Shares or preventing or retarding a decline in the market price of our Preferred Shares. As a result, the price of our Preferred Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Preferred Shares. These transactions may be effected in the open market or otherwise and, if commenced, may be discontinued at any time.

Listing

        The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

Selling Restrictions

  United Kingdom

        Each underwriter shall be deemed to have represented, warranted and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Shares in, from or otherwise involving the United Kingdom.

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as "relevant persons"). The Preferred Shares are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or either of their respective contents.

  European Economic Area

        In relation to each Member State of the European Economic Area (the "EEA") that has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of any Preferred Shares that are the subject of the offering contemplated in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Preferred Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

          (a)   at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than "qualified investors," as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Preferred Shares shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer to the public of any Preferred Shares" in relation to the Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase the Preferred Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Conflict of Interest; Other Relationships

        From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        The Company has engaged Stifel Nicolaus & Company, Incorporated, to assist it in preparing its bid or bids in the auction of the Preferred Shares, and for various other financial advisory services from time to time.

 LEGAL MATTERS

        The validity of the Preferred Shares offered by this prospectus supplement and certain other legal matters will be passed upon for us by Krieg DeVault LLP, Indianapolis, Indiana. The underwriters are represented by Sidley Austin LLP, New York, New York.

EXPERTS

        Our consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of Crowe Horwath LLP, registered independent public accountants, incorporated by reference herein and therein and upon the authority of said firm as experts in accounting and auditing.

Prospectus

$500,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        In addition, certain selling security holders may sell shares of our common stock, shares of our preferred stock, warrants, or other securities from time to time under this prospectus.

        The aggregate initial offering price of all securities we sell under this prospectus will not exceed $500,000,000, including any shares of our common stock or preferred stock, warrants, or other securities sold by selling security holders.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "MSFG."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The date of this prospectus is December 16, 2009.

ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, in this prospectus, we use the terms "we," "us," "our," "MainSource" and the "Company" to refer to MainSource Financial Group, Inc. and its subsidiaries. The term "we" may also include the selling security holders in the appropriate context.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more securities offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $500,000,000, in the aggregate.

        In addition, this prospectus may be used by the selling security holders to sell shares of our common stock or preferred stock, warrants, or other securities from time to time under this prospectus as described under the heading "Selling Security Holders".

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's website or at the SEC's offices. The SEC's website and street addresses are provided under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

        We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

        A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by MainSource. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.mainsourcefinancial.com, through the Investor Relations link, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus. Our SEC filings are also available at the office of the NASDAQ Global Select Market. For further information on obtaining copies of our public filings at the NASDAQ Global Select Market, you should call (212) 656-5060 or visit the NASDAQ Global Select Market website http://www.nasdaq.com. Our commission file number is 000-012422.

        We "incorporate by reference" into this prospectus the information MainSource files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that MainSource files subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act"):

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2008;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  our current reports on Form 8-K filed January 20, 2009, January 28, 2009, February 24, 2009, February 27, 2009; April 22, 2009, April 29, 2009, May 20, 2009, July 21, 2009, July 29, 2009, August 25, 2009, October 28, 2009 and November 23, 2009, and

  •
  the description of our common stock contained in our current report on Form 8-k filed May 19, 2005.

        We also incorporate by reference reports MainSource files in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are "furnished" but not "filed" for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

MainSource Financial Group, Inc.
2105 N. State Road 3 Bypass
Greensburg, Indiana 47240
Attn: James M. Anderson
(812) 663-6734

        These incorporated documents may also be available on our website at www.mainsourcefinancial.com, through the Investor Relations link. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

 FORWARD-LOOKING STATEMENTS

        The following is a cautionary note about forward-looking statements. This prospectus (including any information we include or incorporate into this prospectus and in an accompanying prospectus supplement) contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can include statements about estimated cost savings, plans and objectives for future operations, and expectations about performance as well as economic and market conditions and trends. These statements often can be identified by the use of words like "expect," "may," "could," "intend," "project," "estimate," "believe" or "anticipate." We may include forward-looking statements in filings with the SEC, such as this prospectus, in other written materials, and in oral statements made by our senior management to analysts, investors, representatives of the media and others. It is intended that these forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. By their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties and other factors. Actual results may differ materially from those contained in a forward-looking statement.

        Risks and uncertainties that could affect our future performance include, among others: our ability to execute our business plan; economic, market, operational, liquidity, credit and interest rate risks associated with our business; economic conditions generally and in the financial services industry; increased competition in the financial services industry either nationally or regionally, resulting in, among other things, credit quality deterioration; volatility and direction of market interest rates; governmental legislation and regulation, including changes in accounting regulation or standards; a weakening of the economy that could materially impact credit quality trends and the ability to generate loans; changes in the securities markets; new litigation or changes to existing litigation; changes in fiscal, monetary, legislative, supervisory, regulatory and tax policies, laws and/or regulations; our ability to execute our business plan; and our ability to achieve loan and deposit growth.

        Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent annual report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

 MAINSOURCE FINANCIAL GROUP, INC.

        MainSource is a financial holding company based in Greensburg, Indiana. As of September 30, 2009, MainSource operated three banking subsidiaries: MainSource Bank, MainSource Bank of Illinois, and MainSource Bank—Ohio (together, the "Banks"). Through its non-bank affiliates, MainSource provides services incidental to the business of banking. Since its formation in 1982, MainSource has acquired and established various institutions and financial services companies and may acquire additional financial institutions and financial services companies in the future. MainSource's principal office is located at 2105 N. State Road 3 Bypass, Greensburg, Indiana 47240, and its telephone number is (812) 663-6734.

        As of September 30, 2009, MainSource operated 85 branch banking offices in Indiana, Illinois, Ohio and Kentucky as well as eight insurance offices in Indiana. As of September 30, 2009, MainSource had consolidated assets of approximately $2.9 billion, consolidated deposits of approximately $2.2 billion and shareholders' equity of approximately $326 million.

        Through its Banks, the Company offers a broad range of financial services, including: accepting time and transaction deposits; making consumer, commercial, agribusiness and real estate mortgage loans; renting safe deposit facilities; providing general agency personal and business insurance services; providing personal and corporate trust services; and providing other corporate services such as letters of credit and repurchase agreements.

        The lending activities of the Banks are separated into primarily the categories of commercial/agricultural, real estate and consumer. Loans are originated by the lending officers of the Banks subject to limitations set forth in lending policies. The Boards of Directors of each Bank review loans up to the Bank's legal lending limits, monitor concentrations of credit, problem and past due loans and charge-offs of uncollectible loans and formulate loan policy. The Banks maintain conservative loan policies and underwriting practices in order to address and manage loan risks. These policies and practices include granting loans on a sound and collectible basis, serving the legitimate needs of the community and the general market area while obtaining a balance between maximum yield and minimum risk, ensuring that primary and secondary sources of repayment are adequate in relation to the amount of the loan, developing and maintaining adequate diversification of the loan portfolio as a whole and of the loans within each category and developing and applying adequate collection policies.

        Commercial loans include secured and unsecured loans, including real estate loans, to individuals and companies and to governmental units within the market area of the Banks for a myriad of business purposes.

        Agricultural loans are generated in the Banks' markets. Most of the loans are real estate loans on farm properties. Loans are also made for agricultural production and such loans are generally reviewed annually.

        Residential real estate lending has been the largest component of the loan portfolio for many years. All affiliate banks generate residential mortgages for their own portfolios. However, the Company elects to sell the majority of its fixed rate mortgages into the secondary market while maintaining the servicing of such loans. At September 30, 2009, the Company was servicing a $701 million residential real estate loan portfolio. By originating loans for sale in the secondary market, the Company can more fully satisfy customer demand for fixed rate residential mortgages and increase fee income, while reducing the risk of loss caused by rising interest rates.

        The principal source of revenues for the Company is interest and fees on loans, which accounted for 64.0% of total revenues during the nine months ended September 30, 2009, 67.9% of total revenues in 2008, 69.1% of total revenues in 2007, and 67.6% of total revenues in 2006.

        The Company's investment securities portfolio is primarily comprised of U. S. Treasuries, federal agencies, state and municipal bonds, U. S. government sponsored entity's mortgage-backed securities and corporate securities. The Company has classified its entire investment portfolio as available for sale, with fair value changes reported separately in shareholders' equity. Funds invested in the investment portfolio generally represent funds not immediately required to meet loan demand. Income related to the Company's investment portfolio accounted for 14.4% of total revenues during the nine months ended September 30, 2009, 15.0% of total revenues in 2008, 14.2% of total revenues in 2007, and 16.0% in 2006. As of September 30, 2009, the Company had not identified any securities as being "high risk" as defined by the FFIEC Supervisory Policy Statement on Securities Activities.

        The primary sources of funds for the Banks are deposits generated in local market areas. To attract and retain stable depositors, the Banks market various programs for demand, savings and time deposit accounts. These programs include interest and non-interest bearing demand and individual retirement accounts.

        Currently, national retailing and manufacturing subsidiaries, brokerage and insurance firms and credit unions are fierce competitors within the financial services industry. Mergers between financial institutions within Indiana and neighboring states, which became permissible under the Interstate Banking and Branching Efficiency Act of 1994, have also added competitive pressure.

        The Company's Banks are located in predominantly non-metropolitan areas and their business is centered in loans and deposits generated within markets considered largely rural in nature. In addition to competing vigorously with other banks, thrift institutions, credit unions and finance companies located within their service areas, the Banks also compete, directly and indirectly, with all providers of financial services.

Employees

        As of September 30, 2009, the Company and its subsidiaries had 950 full-time equivalent employees to whom it provides a variety of benefits and with whom it enjoys excellent relations. None of the Company's employees are subject to collective bargaining agreements.

 USE OF PROCEEDS

        We expect to use the net proceeds from the sale of any securities for general corporate purposes (other than proceeds from sales by any selling security holders), which may include:

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  investing in, or extending credit to, our operating subsidiaries;

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  investments at the holding company level;

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  reducing or refinancing existing debt;

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  possible acquisitions;

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  stock repurchases; and

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  other purposes as described in any prospectus supplement.

        Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

        In the event the sale of any securities is undertaken by the selling security holders, we will not receive any proceeds from such sales.

        We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND
CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges. For purposes of computing these ratios, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one-third of rental expense and interest on deposits. The term "preferred stock dividends" is the amount of pre-tax earnings that is required to pay dividends on MainSource's outstanding preferred stock.

	With Goodwill Impairment For the Nine Months Ended September 30,	Without Goodwill Impairment For the Nine Months Ended September 30,	For the Years Ended December 31,
	2009(1)	2009(1)	2008	2007	2006	2005	2004
Consolidated ratio of earnings to fixed charges:
Including deposit interest	(0.23)	1.05	1.41	1.41	1.57	1.79	2.05
Excluding deposit interest	(3.33)	1.18	2.53	2.69	3.23	4.11	5.15
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends:
Including deposit interest	(0.21)	0.96	1.41	1.41	1.57	1.79	2.05
Excluding deposit interest	(2.50)	0.89	2.53	2.69	3.23	4.11	5.15

(1)
During the second quarter of 2009, the Company recorded a non-operating, non-cash goodwill impairment charge of $45.1 million (on a pre-tax basis).

REGULATION AND SUPERVISION

        The following description updates and supplements the description of regulation and supervision of MainSource set forth in its annual report on Form 10-K for the year ending December 31, 2008. MainSource is a financial holding company ("FHC") within the meaning of the Bank Holding Company Act of 1956, as amended ("Act"). This Act subjects FHC's to regulations of the Federal Reserve Board ("FRB") and restricts the business of FHC's to financial and related activities. The Gramm-Leach-Bliley Financial Modernization Act of 1999 was enacted on November 12, 1999. The Modernization Act, which amended the Bank Holding Company Act, provides the following:

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  it allows bank holding companies that qualify as "financial holding companies" to engage in a broad range of financial and related activities;

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  it allows insurers and other financial services companies to acquire banks;

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  it removes various restrictions that applied to bank holding company ownership of securities firms and mutual fund advisory companies; and

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  it establishes the overall regulatory structure applicable to bank holding companies that also engage in insurance and securities operations.

        MainSource initially qualified as a financial holding company in December 2004. As a result, MainSource is authorized to operate as a financial holding company and is eligible to engage in, or acquire companies engaged in, the broader range of activities that are permitted by the Modernization

Act. These activities include those that are determined to be "financial in nature," including insurance underwriting, securities underwriting and dealing, and making merchant banking investments in commercial and financial companies. If any of our banking subsidiaries ceases to be "well capitalized" or "well managed" under applicable regulatory standards, the Federal Reserve Board may, among other things, place limitations on our ability to conduct these broader financial activities or, if the deficiencies persist, require us to divest the banking subsidiary. In addition, if any of our banking subsidiaries receives a rating of less than satisfactory under the Community Reinvestment Act of 1977 ("CRA"), we would be prohibited from engaging in any additional activities other than those permissible for bank holding companies that are not financial holding companies. Our banking subsidiaries currently meet these capital, management and CRA requirements.

        Acquisitions by MainSource of banks and savings associations are subject to federal and state regulation. Any acquisition by MainSource of more than five percent of the voting stock of any bank requires prior approval of the FRB, the FDIC and, if applicable, state regulators. Acquisition of savings associations is also subject to the approval of the OTS and acquisition of national banks is subject to the approval of the OCC. Indiana law permits FHCs to acquire bank holding companies and banks out of state on a reciprocal basis, subject to certain limitations. Under current law, MainSource may acquire banks, and may be acquired by bank holding companies, located in any state in the United States that permits reciprocal entry by Indiana FHCs. Under the Act, FHCs may acquire savings associations without geographic restrictions. A FHC and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with the extension of credit, lease or sale of property, or the provision of any property or service. MainSource is under the jurisdiction of the Securities and Exchange Commission ("SEC") and state securities commission for matters relating to the offering and sale of its securities. MainSource is subject to the SEC's rules and regulations relating to, among other things, periodic reporting, reporting to shareholders, proxy solicitation and insider trading.

        MainSource's liquidity is principally derived from dividends paid on the common stock of its subsidiaries. The payment of these dividends is subject to certain regulatory restrictions. Under bank holding company policy, MainSource is expected to act as a source of financial strength to, and commit resources to support, its affiliates. As a result of such policy, MainSource may be required to commit resources to its affiliate banks in circumstances where it might not otherwise do so.

        Certain regulations define relevant capital measures for five capital categories. A "well capitalized" institution is one that has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 8%, a leverage ratio of at least 5% and is not subject to regulatory direction to maintain a specific level for any capital measure. An "adequately capitalized" institution is one that has ratios greater than 8%, 4% and 4%. An institution is "undercapitalized" if its respective ratios are less than 8%, 4% and 4%. "Significantly undercapitalized" institutions have ratios of less than 6%, 3% and 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity to total assets that is 2% or less. Institutions with capital ratios at levels of "undercapitalized" or lower are subject to various limitations that, in most situations, will reduce the competitiveness of the institution.

Recent Legislative and Regulatory Initiatives to Address Financial and Economic Crises

        Congress, the United States Department of the Treasury ("Treasury") and the federal banking regulators, including the FDIC, have taken broad action since early September 2008 to address volatility in the U.S. banking system and financial markets.

        In October 2008, the Emergency Economic Stabilization Act of 2008 ("EESA") was enacted. The EESA authorizes Treasury to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in a troubled asset relief program ("TARP"). The purpose of TARP is to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. Treasury has allocated $250 billion towards the TARP Capital Purchase Program. Under the TARP Capital Purchase Program, Treasury will purchase debt or equity securities from participating institutions. TARP also will include direct purchases or guarantees of troubled assets of financial institutions. Participants in the TARP Capital Purchase Program are subject to executive compensation limits and are encouraged to expand their lending and mortgage loan modifications.

        On January 16, 2009, as part of the TARP Capital Purchase Program, MainSource entered into a Letter Agreement incorporating the Securities Purchase Agreement—Standard Terms (collectively, the "Purchase Agreement") with Treasury, pursuant to which MainSource sold to Treasury (i) 57,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Series A Preferred Stock") and (ii) a warrant ("Series A Warrant") to purchase 571,906 shares of its common stock, for an aggregate purchase price of $57,000,000 in cash.

        The Series A Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by MainSource at any time subject to Treasury's consultation with MainSource's and the Banks' primary federal regulator. The Series A Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $14.95 per share of common stock. Among other limitations, prior to January 16, 2012, unless MainSource has redeemed the Series A Preferred Stock or Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for MainSource to increase its common stock dividend. Please see the Form 8-K filed by us on January 20, 2009 for additional information.

        EESA also increased FDIC deposit insurance on most accounts from $100,000 to $250,000. This increase is in place until the end of 2009 and is not covered by deposit insurance premiums paid by the banking industry.

        Following a systemic risk determination, on October 14, 2008, the FDIC established a Temporary Liquidity Guarantee Program ("TLGP"). The TLGP includes the Transaction Account Guarantee Program ("TAGP"), which provides unlimited deposit insurance coverage through December 31, 2009 for noninterest-bearing transaction accounts (typically business checking accounts) and certain funds swept into noninterest-bearing savings accounts. Institutions participating in the TAGP pay a 10 basis points fee (annualized) on the balance of each covered account in excess of $250,000, while the extra deposit insurance is in place. The TLGP also includes the Debt Guarantee Program ("DGP"), under which the FDIC guarantees certain senior unsecured debt of FDIC-insured institutions and their holding companies. The unsecured debt must be issued on or after October 14, 2008 and not later than June 30, 2009, and the guarantee is effective through the earlier of the maturity date or June 30, 2012. The DGP coverage limit is generally 125% of the entity's eligible debt outstanding on September 30, 2008 and scheduled to mature on or before June 30, 2009 or, for certain insured institutions, 2% of their total liabilities as of September 30, 2008. Depending on the term of the debt maturity, the nonrefundable DGP fee ranges from 50 to 100 basis points (annualized) for covered debt outstanding until the earlier of maturity or June 30, 2012. The TAGP and DGP are in effect for all eligible entities, unless the entity opted out on or before December 5, 2008. We did not opt out of the TAGP or the DGP, although we do not have any eligible debt and therefore do not currently anticipate paying any premium associated with the DGP.

        On February 17, 2009, President Barack Obama signed the American Recovery and Reinvestment Act of 2009 ("ARRA"), more commonly known as the economic stimulus or economic recovery package. ARRA includes a wide variety of programs intended to stimulate the economy and provide for extensive infrastructure, energy, health and education needs. In addition, ARRA imposes new executive compensation and corporate governance limits on current and future participants in TARP, including MainSource, which are in addition to those previously announced by Treasury. The new limits remain in place until the participant has redeemed the preferred stock sold to Treasury, which is now permitted under ARRA without penalty and without the need to raise new capital, subject to Treasury's consultation with the recipient's appropriate federal regulator.

Regulation and Supervision of the Subsidiary Banks

        MainSource's affiliate banks are supervised, regulated and examined by their respective state regulatory banking agencies and the Federal Deposit Insurance Corporation ("FDIC"). A cease-and-desist order may be issued against the banks, if the respective agency finds that the activities of the bank represent an unsafe and unsound banking practice or violation of law. The deposits of MainSource's banking subsidiaries are insured to the maximum extent permitted by law by the Deposit Insurance Fund ("DIF") of the FDIC, which was created in 2006 as the result of the merger of the Bank Insurance Fund and the Savings Association Insurance Fund in accordance with the Federal Deposit Insurance Reform Act of 2005 (the "FDI" Act). The FDI Act provided for several additional changes to the deposit insurance system, including adjusting the deposit insurance limits every 5 years beginning in 2011 based on an inflation index, increasing the insurance limit for retirement accounts from $100,000 to $250,000, and allocating an aggregate of $4.7 billion of one-time credits to banks to offset the insurance premiums charged to such banks by the FDIC. Branching by banks in Indiana is subject to the jurisdiction, and requires the prior approval, of the bank's primary federal regulatory authority and, if the branching bank is a state bank, of the Indiana Department of Financial Institutions ("DFI"). Under Indiana law, banks may branch anywhere in the state. MainSource is a legal entity separate and distinct from its subsidiary Banks. There are various legal limitations on the extent to which the Banks can supply funds to MainSource. The principal source of MainSource's funds consists of dividends from its subsidiary Banks. State and Federal law restricts the amount of dividends that may be paid by banks. In addition, the Banks are subject to certain restrictions on extensions of credit to MainSource, on investments in the stock or other securities of MainSource and in taking such stock or securities as collateral for loans.

Capital Requirements

        MainSource and its subsidiary Banks must meet certain minimum capital requirements mandated by each of their state or federal regulators. These regulatory agencies require FHCs and banks to maintain certain minimum ratios of primary capital to total assets and total capital to total assets. The FRB requires FHCs to maintain a minimum Tier 1 leverage ratio of 3 percent capital to total assets; however, for all but the most highly rated institutions which do not anticipate significant growth, the minimum Tier 1 leverage ratio is 3 percent plus an additional cushion of 100 to 200 basis points. As of September 30, 2009, the Company's leverage ratio of capital to total assets was 8.9%. The FRB and FDIC each have approved the imposition of "risk-adjusted" capital ratios on FHCs and financial institutions. MainSource's Tier 1 Capital to Risk-Weighted Assets Ratio was 12.9% and its Total Capital to Risk-Weighted Assets Ratio was 14.1% at September 30, 2009. MainSource's Banks had capital to asset ratios and risk- adjusted capital ratios at September 30, 2009, in excess of the applicable minimum regulatory requirements.

 DESCRIPTION OF CAPITAL STOCK

        We have summarized the material terms and provisions of our capital stock in this section, which descriptions are qualified in their entirety by reference to the applicable provisions of Indiana law and by MainSource's articles of incorporation and bylaws. We have filed our articles of incorporation, as amended, as an exhibit to this registration statement. We have filed our bylaws as an exhibit to our current report on Form 8-K filed with the SEC on July 25, 2007, and an amendment to the bylaws as an exhibit to our current report on Form 8-K filed with the SEC on May 23, 2008. You should read our articles of incorporation and bylaws for additional information before you buy our common stock, preferred stock or depositary shares or any securities which may be exercised or exchangeable for or converted into our common stock, preferred stock or depositary shares.

Common Stock

  Authorized Common Stock

        The authorized capital stock of MainSource consists of 25,000,000 authorized shares of common stock, without par value. As of September 30, 2009, there were 20,136,362 shares of common stock issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable. Our common stock is traded on the NASDAQ Global Select Market under the symbol "MSFG." The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

  General

        Voting Rights.    Each holder of MainSource common stock generally has the right to cast one vote for each share of MainSource common stock held of record on all matters submitted to a vote of shareholders of MainSource.

        Dividends.    Subject to the rights of any series of preferred stock authorized by the Board of Directors as provided by our Articles of Incorporation, MainSource may pay dividends and make other distributions at such times, in such amounts, to such persons, for such consideration, and upon such terms and conditions as MainSource's Board of Directors may determine, subject to all statutory restrictions, including banking law restrictions discussed elsewhere in this prospectus.

        Liquidation Rights.    In the event of the liquidation, dissolution, and/or winding-up of MainSource, the holders of shares of MainSource common stock are entitled to receive, after the payment of or provision of payment for MainSource's respective debts and other liabilities and after satisfaction of all liquidation preferences applicable to the preferred stock, a ratable share of the remaining assets of MainSource.

        Directors.    The MainSource bylaws state that the number of directors shall be not less than five and not more than 15, as fixed by resolution of the Board of Directors from time to time. Each director holds office for the term for which he was elected and until his successor shall be elected and qualified, whichever period is longer, or until his death, resignation, or removal. Neither the MainSource articles of incorporation nor the MainSource bylaws contain any other restrictions on the qualifications of directors, including residency and age restrictions.

        No Preemptive Rights; Redemption and Assessment.    Holders of shares of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and non-assessable.

        Securities Are Not Insured by the FDIC.    Investments in the common stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Preferred Stock

  Authorized Preferred Stock

        Our authorized preferred stock consists of 400,000 shares of preferred stock, without par value, of which 57,000 shares are designated as Series A Preferred Stock. As of January 16, 2009, 57,000 shares of Series A Preferred Stock were issued and outstanding, and 343,000 shares of preferred stock remained available for issuance.

  General

        Under our articles of incorporation and the Indiana Business Corporation Law, preferred stock may be issued from time to time in one or more series, upon board authorization and without shareholder approval. Within certain legal limits, the board is authorized to establish the terms of series of preferred stock and the relative rights, preferences, limitations or restrictions of any such series. As a result, the board of directors, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.

        Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

  •
  the designation of that series and the number of shares offered;

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  the amount of the liquidation preference, if any, per share or the method of calculating the amount;

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  the initial public offering price at which shares of that series will be issued;

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  the dividend rate, if any, or the method of calculating the rate and the dates on which dividends will begin to cumulate, if applicable;

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  any redemption or sinking fund provisions;

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  any conversion or exchange rights;

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  any voting or additional rights, preferences, privileges, qualifications, limitations and restrictions;

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  any securities exchange listing;

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  the relative ranking and preferences of that series as to dividend rights and rights upon liquidation, dissolution or winding up of MainSource; and

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  any other terms of that series.

        Shares of our preferred stock, when issued against full payment of the purchase price, and shares of our preferred stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.

        When appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.

        Rank.    Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.

        Dividends.    Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

        Dividends may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are non-cumulative and if our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

        Redemption.    The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

        Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred shareholders of any particular series will be entitled, subject to creditors' rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

        Voting.    The voting rights of preferred stock of any series will be described in the applicable prospectus supplement. Under Indiana law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

        Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities," and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over MainSource) may then be subject to regulation as a bank holding company. In addition, in that event:

  •
  any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S.

    banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

  •
  any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

        Conversion or Exchange.    The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

        Other Rights.    The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

        Title.    MainSource, any transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose.

        Transfer Agent and Registrar.    Unless the applicable prospectus supplement specifies otherwise, we will be the transfer agent, registrar and dividend disbursement agent for each series of preferred stock.

  Series A Preferred Stock

        This section summarizes specific terms and provisions of the Series A Preferred Stock. The description of the Series A Preferred Stock set forth below is qualified in its entirety by the actual terms of the Series A Preferred Stock, which are stated in the articles of amendment of the articles of incorporation establishing the Series A Preferred Stock, a copy of which is filed as an exhibit to this registration statement and incorporated by reference into this prospectus.

        General.    The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 57,000 shares, without par value, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued the shares of Series A Preferred Stock to Treasury on January 16, 2009 in connection with the TARP Capital Purchase Program for a purchase price of $57 million.

        Dividend Rate.    Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our Board of Directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 16, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2009.

        Dividends on the Series A Preferred Stock will be cumulative. If, for any reason, our Board of Directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if our Board of Directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

        We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.

        Priority of Dividends.    So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

        "Junior Stock" means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of MainSource. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

        "Parity Stock" means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of MainSource, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

        Liquidation Rights.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of MainSource, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of MainSource or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

        For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of MainSource with another entity nor a sale, lease or exchange of all or substantially all of MainSource's assets will constitute a liquidation, dissolution or winding up of the affairs of MainSource.

        Redemption and Repurchases.    Subject to Treasury's consultation with the FDIC, the Series A Preferred Stock is redeemable at our option in whole or in part and at any time without penalty at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

        Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock.

        No Conversion Rights.    Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

        Voting Rights.    The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Indiana law.

        Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of MainSource will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the "Preferred Directors") to fill such newly created directorships at our next annual meeting of shareholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

        Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

        The term "Voting Parity Stock" means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined under "—Priority of Dividends") upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

        In addition to any other vote or consent required by Indiana law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:

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  amend our articles of incorporation or the articles of amendment for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of MainSource; or

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  amend our articles of incorporation or the articles of amendment for the Series A Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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  consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of MainSource with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which MainSource is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

        To the extent holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one vote for each share then held.

Certain Anti-Takeover Provisions of our Articles of Incorporation and Bylaws and Indiana Law

  General

        The anti-takeover measures applicable to MainSource described below may have the effect of discouraging a person or other entity from acquiring control of the company. These measures may have the effect of discouraging certain tender offers for shares of our common stock that might otherwise be made at premium prices or certain other acquisition transactions that might be viewed favorably by a significant number of shareholders.

  MainSource's Articles of Incorporation and Bylaws

        Directors.    The MainSource bylaws provide that any vacancy occurring in MainSource's Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term only by a majority vote of the directors of the company then in office. The MainSource bylaws also impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the Boards of Directors, or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders. The MainSource bylaws provide that any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

        Restrictions on Call of Special Meetings.    The MainSource bylaws provide that a special meeting of shareholders may be called by the Chairman of the Board or the Chief Executive Officer of MainSource, or by the Chairman of the Board at the written request of a majority of the members of the Board of Directors, or upon delivery to MainSource's Secretary of a signed and dated written demand for a special meeting from the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

        No Cumulative Voting.    The MainSource Articles provide that there shall be no cumulative voting rights in the election of directors.

        Authorization of Preferred Stock.    MainSource is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and its Board of Directors is authorized to fix the designations, powers, preferences, and relative participating, optional, and other special rights of such shares, including voting rights (if any and which could be as a separate class) and conversion rights. In the event of a proposed merger, tender offer, or other attempt to gain control of MainSource not approved by the Board of Directors, it might be possible for the Board of Directors of MainSource to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms that the Board of Directors may deem to be in the best interests of MainSource and its shareholders.

        Amendments to Articles and Bylaws.    In general, amendments to MainSource's articles of incorporation must be approved by a majority vote of MainSource's Board of Directors and by a majority of the outstanding shares of MainSource's voting shares. MainSource's bylaws may be amended only by a majority vote of the total number of directors of MainSource.

State and Federal Law

  State Law

        Several provisions of the Indiana Business Corporation Law ("IBCL") could affect the ability of a third party to acquire shares of MainSource common stock or otherwise affect the control of MainSource. An overview of certain of the material provisions of the IBCL is set forth below. The overview is not intended to provide a comprehensive summary of Indiana law and should be read in conjunction with the preceding description of the provisions of MainSource's articles of incorporation and bylaws.

        Business Combinations Not Involving Interested Stockholders.    The IBCL requires, for each voting group, a majority vote of the shares entitled to be cast by that voting group in order to effectuate a merger or share exchange unless the articles of incorporation or the board of directors require a greater vote. However, the vote of the shareholders of the surviving corporation on a plan of merger is not required if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same proportionate number of shares relative to the number of shares held by all shareholders (except for shares of the surviving corporation received solely as a result of the shareholder's proportionate shareholdings in the other corporations party to the merger), with identical designations, preferences, limitations and relative rights, immediately after the merger, (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

        Business Combinations Involving Interested Stockholders.    The "Business Combination Provisions" of the IBCL restrict the ability of a "resident domestic corporation" to engage in any business combination with an "interested shareholder" for five years after the interested shareholder's date of acquiring shares unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder's share acquisition date is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after such five-year period only if the interested shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price requirements.

        "Resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

        The above provisions do not apply to a corporation that elects to opt out in its original articles of incorporation or in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for eighteen months after its passage and would apply only to share acquisitions occurring after its effective date.

        Control Share Acquisitions.    Pursuant to the "Control Share Acquisitions Provisions" of the IBCL, an acquiring person who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of the shareholders held upon the request and at the expense of the acquiring person.

        If authorized in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed with the issuing public corporation may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be subject to redemption by the corporation at the fair value thereof pursuant to procedures adopted by the corporation.

        Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing corporation have dissenters' rights to receive the fair value of their shares.

        Under the IBCL, "control shares" means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more. "Control share acquisition" means, subject to certain exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Shares acquired within ninety days or pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition. "Issuing public corporation" means a corporation which has 100 or more shareholders, has its principal place of business, its principal office or substantial assets within Indiana and has either (i) more than 10% of its shareholders resident in Indiana, (ii) more than 10% of its shares owned by Indiana residents or (iii) 10,000 shareholders resident in Indiana.

        The above provisions do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or bylaws provide that such provisions do not apply.

        Constituent Interests.    The "Constituent Interests Provision" of the IBCL provides that the board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. If a determination is made with respect to the foregoing with the approval of a majority of the disinterested directors of the board of directors, that determination shall conclusively be presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation.

        Further, the IBCL specifically provides that certain judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under the IBCL.

        Rights, Warrants or Options.    Under the IBCL, a corporation, acting through its board of directors, may create or issue rights, options or warrants for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. The board of directors shall determine the terms upon which the rights, options or warrants are issued, their form and content and the consideration for which the shares or other securities are to be issued.

  Federal Law

        Subject to certain limited exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with related regulations, require approval of the Federal Reserve Board prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either the bank holding company has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

        The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed or will file as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents.

        General.    The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among MainSource, a bank or trust company we select, with its principal executive office in the United States, as depository, which we refer to as the preferred stock depository, and the holders from time to time of depositary receipts issued under the agreement.

Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of any future series of preferred stock, we will deposit those shares with the preferred stock depository, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Dividends and Other Distributions.    The preferred stock depository will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

        If we make a distribution other than in cash, the preferred stock depository will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depository determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depository may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

        The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by MainSource or the preferred stock depository on account of taxes or other governmental charges.

        Conversion and Exchange.    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

        Voting the Preferred Stock.    Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depository will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depository will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depository in order to enable the preferred stock depository to do so. The preferred stock depository will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

        Redemption of Depositary Shares.    Depositary shares will be redeemed from any proceeds received by the preferred stock depository resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depository, the preferred stock depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depository.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depository of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depository for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

        Amendment and Termination of the Deposit Agreement.    We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with any liquidation, dissolution or winding up of MainSource and that distribution has been made to the holders of depositary shares or all of the depository shares have been redeemed.

        Charges of Preferred Stock Depository.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depository in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

        Corporate Trust Office of Preferred Stock Depository.    The preferred stock depository's corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. Unless otherwise stated in the applicable prospectus supplement, the preferred stock depository will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depository will act as redemption agent for the corresponding depositary receipts.

        Resignation and Removal of Preferred Stock Depository.    The preferred stock depository may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depository. Any resignation or removal will take effect upon the appointment of a successor preferred stock depository. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

        Reports to Holders.    We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depository, and it will forward those reports and communications to the holders of depositary shares.

        Limitation on Liability.    Neither we nor the preferred stock depository will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depository will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depository, negligence or willful misconduct. We and the depository may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

        Inspection by Holders.    Upon request, the preferred stock depository will provide for inspection to the holders of depositary shares the transfer books of the depository and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depository that such inspection is for a proper purpose reasonably related to such person's interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

Debt may be Senior or Subordinated

        We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our "senior indebtedness" (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

Payments

        We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

        Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

        The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

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  classification as senior or subordinated debt securities and the specific designation;

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  aggregate principal amount, purchase price and denomination;

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  currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

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  date of maturity;

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  the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

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  the interest payment dates, if any;

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  the place or places for payment of the principal of and any premium and/or interest on the debt securities;

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  any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

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  whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

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  whether we will issue the debt securities in definitive form and under what terms and conditions;

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  the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

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  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

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  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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  the depository for global certificated securities, if any; and

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  any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

        Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

        If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Global Securities."

Subordination Provisions

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable "senior indebtedness." Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

        The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

  •
  the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and

  •
  the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

        The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

        The prospectus supplement will contain:

  •
  the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

  •
  the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

        The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

        The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

        The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.

        The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

        The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

        We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance." We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers, and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance." The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

        The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

        The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.

        We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

  •
  whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  United States federal income tax considerations relevant to the purchase contracts; and

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  whether the purchase contracts will be issued in fully registered global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

 DESCRIPTION OF UNITS

        Units will consist of any combination of one or more of the other securities described in this prospectus and may include trust preferred securities issued by MainSource Capital Statutory Trust I. The applicable prospectus supplement or supplements will also describe:

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  the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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  any additional terms of the agreement governing the units;

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  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

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  any applicable United States federal income tax consequences; and

  •
  whether the units will be issued in fully registered form.

        The terms and conditions described under "Description of Debt Securities," "Description of Warrants," and "Description of Capital Stock" will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement. If applicable, the terms and conditions of any trust preferred securities described in a prospectus or prospectus supplement delivered by MainSource Capital Statutory Trust I will apply to units that include trust preferred securities.

        We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, or shares of preferred stock or common stock. Warrants may be issued independently or together with any debt securities, shares of preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of preferred stock or common stock. The warrants are to be issued under warrant agreements to be entered into between MainSource and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of MainSource in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

        If warrants are offered, the prospectus supplement will describe the terms of the warrants, including, as applicable, the following:

  •
  the offering price;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

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  the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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  the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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  the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each such debt security or share of preferred stock or common stock;

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  the date on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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  whether the warrants will be issued in registered or bearer form;

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  a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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  any other terms of the warrants.

        Warrants may be exchanged for new warrants of different denominations.

        If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by MainSource, unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock or common stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock or common stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

        The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

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  the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

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  a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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  any other event described in the applicable prospectus supplement.

        In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of MainSource as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

        Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of shareholders for the election of directors of MainSource or any other matter, or to exercise any rights whatsoever as shareholders of MainSource.

 DESCRIPTION OF GLOBAL SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or "global securities," registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

        DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC's participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

        Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

        Because DTC can act only on behalf of

  •
  participants, who in turn act only on behalf of participants or indirect participants, and

  •
  certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

        DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

        Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

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  we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

  •
  there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

        Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

        Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of MainSource, the trust, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

General

        We may sell the securities being offered hereby from time to time in one or more of the following ways:

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  through agents to the public or to investors;

  •
  to underwriters for resale to the public or to investors;

  •
  directly to investors; or

  •
  through a combination of any of these methods of sale.

        We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or re allowed or paid to dealers; and

  •
  any securities exchanges or markets on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

        We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

        Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

        Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. Any shares of common stock hereunder will be listed in the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

        The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Krieg DeVault LLP, our counsel, and for any underwriters and agents by counsel selected by such underwriters or agents.

EXPERTS

        Our consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Crowe Horwath LLP an independent registered public accounting firm, as stated in their reports appearing therein and herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

57,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Sandler O'Neill + Partners, L.P.

Co-Managers

Drexel Hamilton	SL Hare Capital	TBC Securities

March 28, 2012